Filed pursuant to Rule 424(b)(7)
Registration No. 333-277873

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities nor does it solicit offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated March 13, 2024

Prospectus Supplement to Prospectus dated March 13, 2024

ANHEUSER-BUSCH INBEV SA/NV

35,000,000 Ordinary Shares

(Including Ordinary Shares represented by American Depositary Shares)

Altria Group, Inc. (“Altria” or the “Selling Securityholder”) is offering 35,000,000 ordinary shares without nominal value (“Ordinary Shares”) issued by Anheuser-Busch InBev SA/NV (“AB InBev”) (including Ordinary Shares represented by American depositary shares (“ADSs”)) in a global offering. AB InBev is not selling any Ordinary Shares and will not receive any of the proceeds from the sale of the Ordinary Shares and ADSs sold by the Selling Securityholder.

The Selling Securityholder is conducting a public offering of Ordinary Shares represented by ADSs in the United States, a public offering of Ordinary Shares in the United States, a concurrent private placement of Ordinary Shares in the European Economic Area (the “EEA”) to certain legal entities all of which are qualified investors within the meaning of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and in the United Kingdom (the “UK”) to any legal entity which is a qualified investor within the meaning of Regulation (EU) 2017/1129, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”), and an offer of Ordinary Shares, including Ordinary Shares represented by ADSs, in other countries outside of the United States in which, and only to those persons to whom, offers of Ordinary Shares (or Ordinary Shares represented by ADSs) may lawfully be made (collectively, the “Offerings”). Each ADS represents one Ordinary Share.

The Offerings constitute a single offering of securities that will occur simultaneously. The total number of Ordinary Shares is subject to reallocation between the Offerings if and as requested by investors and as permitted under applicable laws and regulations.

The public offering price is $     per ADS in the Offerings, corresponding to €     per Ordinary Share in the Offerings.

We have entered into a share repurchase agreement (the “Share Repurchase Agreement”) with the Selling Securityholder to repurchase $200 million of Ordinary Shares in a private transaction at the price per Ordinary Share equal to the lesser of (i) the price at which the Ordinary Shares are sold to the public in the Offerings less the underwriting discounts set forth on the cover page of this prospectus supplement and (ii) the highest price permitted by applicable Belgian law (the “Direct Share Buyback”). The closing of the Direct Share Buyback is expected to be concurrent with the closing of the Offerings. The repurchased Ordinary Shares will no longer be outstanding after the Offerings. The completion of the Direct Share Buyback is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of the Offerings. The completion of the Offerings is not conditioned upon the completion of the Direct Share Buyback. We cannot assure you that the Offerings or the Direct Share Buyback will be consummated on the terms described herein or at all. See “Summary—Direct Share Buyback from Altria”.

AB InBev’s Ordinary Shares are admitted to trading on Euronext Brussels under the symbol “ABI”, and the ADSs, each representing one Ordinary Share, are listed on the New York Stock Exchange (“NYSE”) under the symbol “BUD”. The last reported sale price of AB InBev’s Ordinary Shares on Euronext Brussels on March 13, 2024 was €58.82 per Ordinary Share. The last reported sale price of the ADSs on the NYSE on March 12, 2024 was $63.29 per ADS.

Investing in our Ordinary Shares and the ADSs involves risk. See “Risk Factors” on page S-6 of this prospectus supplement and “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 Annual Report”), which is incorporated by reference herein, to read about factors you should consider before investing in the securities offered in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement does not constitute a prospectus within the meaning of the Prospectus Regulation or the UK Prospectus Regulation and has not been approved by the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten / Autorité des services et marchés financiers), any other European Supervisory Authority or the UK Financial Conduct Authority.

	Per Ordinary Share	Per ADS	Total
Public offering price	€	$	$
Underwriting discount (1)	€	$	$
Proceeds, before expenses, to the Selling Securityholder (2)	€	$	$

(1)	See “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding total underwriter compensation.
(2)	Total proceeds from the Offerings are $ (assuming an exchange rate of €1.00 to $ ). Such proceeds less underwriting discounts and commissions are $ .

The underwriters have the option to purchase within 30 days of the date of this prospectus supplement up to an additional 5,250,000 Ordinary Shares represented by ADSs from the Selling Securityholder at a price of $     per ADS.

The underwriters expect to deliver the Ordinary Shares and ADSs against payment on March     , 2024, which is the third business day in the United States following the date of pricing. The Offerings are expected to close concurrently.

Morgan Stanley	J.P. Morgan

Prospectus Supplement dated      , 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

None of AB InBev, the Selling Securityholder, or the underwriters has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by, or on behalf of, AB InBev or to which AB InBev has referred you. AB InBev, the Selling Securityholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the Ordinary Shares and ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of our Ordinary Shares or the ADSs.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Prospective investors should rely on the information provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. No person is authorized to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such representation or information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus must not be relied upon as having been authorized by us or the underwriters. Please see “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus for information about the documents that are incorporated by reference.

The Selling Securityholder is not offering to sell any securities other than the Ordinary Shares and ADSs offered under this prospectus supplement, nor is the Selling Securityholder offering to sell the Ordinary Shares and the ADSs in places where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of any date other than their respective dates.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Offerings. The second part is the accompanying prospectus, which describes more general information regarding AB InBev’s securities, some of which does not apply to the Offerings. The Ordinary Shares and ADSs described in this prospectus supplement are being offered under registration statement on Form F-3 (File No. 333-277873) that we filed with the SEC using the SEC’s shelf registration rules, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement also adds, updates or changes information provided or incorporated by reference in the accompanying prospectus. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Those documents contain information about us, the Ordinary Shares and ADSs and other matters. Our shelf registration statement, any post-effective amendments thereto, the various exhibits thereto, and the documents incorporated therein and herein by reference, contain additional information about us and the Ordinary Shares and ADSs. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. Certain terms used but not defined in this prospectus supplement are defined in the prospectus.

In this prospectus supplement, references to:

•	“AB InBev” are to Anheuser-Busch InBev SA/NV;

•	“we”, “us” and “our” are, as the context requires, to AB InBev or AB InBev and the group of companies owned and/or controlled by AB InBev;

•	“$” or “USD” are to U.S. dollars; and

•	“€” or “EUR” are to euros.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Ordinary Shares and the ADSs in certain jurisdictions may be restricted by law. Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required, including Belgium. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in

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compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

PRESENTATION OF MARKET INFORMATION

Market information (including market share, market position, industry data for our operating activities and those of our subsidiaries or of companies acquired by us) or other statements presented in this prospectus supplement regarding our position (or that of companies acquired by us) relative to our competitors largely reflect the best estimates of our management. These estimates are based upon information obtained from customers, trade or business organizations and associations, other contacts within the industries in which we operate and, in some cases, upon published statistical data or information from independent third parties. Except as otherwise stated, our market share data, as well as our management’s assessment of our comparative competitive position, has been derived by comparing our sales figures for the relevant period to our management’s estimates of our competitors’ sales figures for such period, as well as upon published statistical data and information from independent third parties, and, in particular, the reports published and the information made available by, among others, the local brewers’ associations and the national statistics bureaus in the various countries in which we sell our products. The principal sources generally used include Circana, Plato Logic Limited and AC Nielsen. You should not rely on the market share and other market information presented herein as precise measures of market share or of other actual conditions.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus, contain certain forward-looking statements that involve risks and uncertainties. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, strategy and plans, expectations, projections, or other characterizations of future events or circumstances, are forward-looking statements. In some cases, we use words or phrases such as “will likely result”, “are expected to”, “will continue”, “is anticipated”, “anticipate”, “estimate”, “project”, “may”, “might”, “could”, “believe”, “expect”, “plan”, “potential”, “we aim”, “our goal”, “our vision”, “we intend” and similar expressions to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. You should not place undue reliance on forward-looking statements. Our actual results could differ materially from those suggested by these statements for many reasons, including the risks described below in “Risk Factors”, elsewhere in this prospectus supplement, in “Item 3. Key Information—D. Risk Factors” of the 2023 Annual Report, which is incorporated by reference herein, and/or in the other documents we incorporate by reference herein. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•

global, regional and local economic weakness and uncertainty, including the risks of an economic downturn, recession and/or inflationary pressures in one or more of our key markets, and the impact they may have on us, our customers and our suppliers and our assessment of that impact;

•

continued geopolitical instability (including as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East, including the conflict in the Red Sea), which may have a substantial impact on the economies of one or more of our key markets and may result in, among other things, disruptions to global supply chains, increases in commodity and energy prices with follow-on inflationary impacts, and economic and political sanctions;

•

financial risks, such as interest rate risk, foreign exchange rate risk (in particular as against the U.S. dollar, our reporting currency), commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, liquidity risk, inflation or deflation, including inability to achieve our optimal net debt level;

•	changes in government policies and currency controls;

•

continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms, including the risk of constraints on financing in the event of a credit rating downgrade;

•

the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, Banco Central do Brasil, Banco Central de la República Argentina, the Central Bank of China, the South African Reserve Bank, Banco de la República in Colombia, the Bank of Mexico and other central banks;

•

changes in applicable laws, regulations and taxes in jurisdictions in which we operate, including the laws and regulations governing our operations and changes to tax benefit programs, as well as actions or decisions of courts and regulators;

•	limitations on our ability to contain costs and expenses or increase our prices to offset increased costs;

•	failure to meet our expectations with respect to expansion plans, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

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•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in consumer spending and behavior;

•	changes in pricing environments;

•	volatility in the availability or prices of raw materials, commodities and energy;

•	damage to our reputation or the image and reputation of our brands;

•	difficulties in maintaining relationships with employees;

•	regional or general changes in asset valuations;

•	greater than expected costs (including taxes) and expenses;

•	climate change and other environmental concerns;

•

the risk of unexpected consequences resulting from acquisitions, joint ventures, strategic alliances, corporate reorganizations or divestiture plans, and our ability to successfully and cost-effectively implement these transactions and integrate the operations of businesses or other assets we have acquired;

•	the outcome of pending and future litigation, investigations and governmental proceedings;

•	natural and other disasters, including widespread health emergencies, cyberattacks and military conflict and political instability;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological disruptions, threats to cybersecurity and the risk of loss or misuse of personal data; and

•	our success in managing the risks involved in the foregoing.

Many of these risks and uncertainties are, and will be, exacerbated by the ongoing conflicts between Russia and Ukraine and in the Middle East, including the conflict in the Red Sea, and any worsening of the global business and economic environment as a result. Our statements regarding financial risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, inflation and deflation, are subject to uncertainty. For example, certain market and financial risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market or financial risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Statements in this prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus speak only as of the date on which those statements are made, and subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) applicable to foreign private issuers, and accordingly we file reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

The following documents filed with the SEC are incorporated in this prospectus supplement by reference and made a part hereof:

1.	AB InBev’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 11, 2024; and

2.	AB InBev’s Current Report on Form 6-K, filed with the SEC on March 13, 2024 regarding the Share Repurchase Agreement with Altria, including Exhibit 99.1 thereto.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information included in the registration statement. A related registration statement on Form F-6 has been filed with the SEC to register the ADSs.

In addition, we will incorporate by reference into this prospectus supplement all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement and prior to the termination of any offering contemplated in this prospectus supplement.

The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus supplement and the accompanying prospectus forms a part, and the exhibits and schedules thereto. These filings are also available to the public on, or accessible through, our website at http://www.ab-inbev.com. Except for the documents specifically incorporated by reference into this prospectus supplement, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus supplement and the accompanying prospectus by reference. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 16 27 61 11).

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SUMMARY

This summary should be read together with this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section on page S-6 of this prospectus supplement and “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, and the documents incorporated by reference into this prospectus supplement and accompanying prospectus, which are described under “Incorporation of Certain Information by Reference” on page S-viii of this prospectus supplement” and in the accompanying prospectus.

Overview

We are the world’s largest brewer by volume and one of the world’s top ten consumer products companies by revenue. As a consumer-focused, insights-driven company, we produce, market, distribute and sell a diversified portfolio of well over 500 beer and other malt beverage brands. We had 21 brands (including BEES) with more than $1 billion of gross revenues for the year ended December 31, 2023 and 28 leading market share positions according to Plato Logic. We generate more than 30% of the global beer profit pool and held the leading share in seven of the top ten largest beer profit pools according to our internal estimates and Plato Logic.

THE OFFERING

Shares outstanding immediately before the Offerings and the Direct Share Buyback	1,737,197,263 Ordinary Shares (which may be represented by ADSs), of which 45,502,448 are held in treasury; and

282,044,710 Restricted Shares.

“Restricted Shares” refers to our class of Restricted Shares, without nominal value, which are unlisted, not admitted to trading on any stock exchange and rank equally with the Ordinary Shares with respect to dividends and voting rights. Since October 11, 2021, the Restricted Shares are convertible at the election of the holder into new Ordinary Shares on a one-for-one basis. Together, Ordinary Shares and Restricted Shares are referred to as “Shares”.

Securities offered by the Selling Securityholder in the Offerings	35,000,000 Ordinary Shares, consisting of Ordinary Shares represented by ADSs offered in a public offering in the United States and offered in other countries outside of the United States in which, and only to those persons to whom, offers of ADSs may lawfully be made, and Ordinary Shares offered in a public offering in the United States and in a concurrent private placement in the EEA to certain legal entities that are qualified investors within the meaning of the Prospectus Regulation, in the UK to any legal entity that is a qualified investor within the meaning of the UK Prospectus Regulation and in other countries outside of the United States in which, and only to those persons to whom, offers of Ordinary Shares may lawfully be made.

The Offerings together constitute a single offering of securities that will occur simultaneously. The total number of Ordinary Shares in the Offerings is subject to reallocation between the Offerings if and as requested by investors and as permitted under the applicable laws and regulations.

ADSs offered by the Selling Securityholder in the Offerings	ADSs representing an equal number of Ordinary Shares offered in a public offering in the United States and offered in other countries outside of the United States in which, and only to those persons to whom, offers of ADSs may lawfully be made.

Ordinary Shares offered by the Selling Securityholder in the Offerings	Ordinary Shares offered in a public offering in the United States and in a concurrent private placement in the EEA to certain legal entities that are qualified investors within the meaning of the Prospectus Regulation, in the UK to any legal entity that is a qualified investor within the meaning of the UK Prospectus Regulation and in other countries outside of the United States in which, and only to those persons to whom, offers of Ordinary Shares may lawfully be made.

ADSs	Each ADS represents one of our Ordinary Shares.

Option to purchase additional shares	The underwriters have an option exercisable for a period of 30 days from the date of this prospectus supplement to purchase from the Selling Securityholder up to 5,250,000 additional Ordinary Shares represented by ADSs at the applicable public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Direct Share Buyback from Altria	Concurrently with the completion of the Offerings, we expect to repurchase from Altria $200 million of Ordinary Shares in a private transaction at the price per Ordinary Share equal to the lesser of (i) the price at which the Ordinary Shares are sold to the public in the Offerings less the underwriting discounts set forth on the cover page of this prospectus supplement and (ii) the highest price permitted by applicable Belgian law. The closing of the Direct Share Buyback is expected to be concurrent with the closing of the Offerings. The repurchased Ordinary Shares will no longer be outstanding after the Offerings. The completion of the Direct Share Buyback is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of the Offerings. The completion of the Offerings is not conditioned upon the completion of the Direct Share Buyback. We cannot assure you that the Offerings or the Direct Share Buyback will be consummated on the terms described herein or at all. See “—Direct Share Buyback from Altria”.

Shares to be outstanding immediately after the Offerings and the Direct Share Buyback

The Offerings will have no effect on the total number of our Shares outstanding in the aggregate (2,019,241,973 shares, which includes treasury shares) as the number of Ordinary Shares will increase by the number of Restricted Shares being converted by the Selling Securityholder in connection with the Offerings. The number of treasury shares will increase by    Ordinary Shares from

45,502,448 Ordinary Shares to Ordinary Shares as a result of the Direct Share Buyback.

Immediately following the Offerings and the Direct Share Buyback, Altria will own Shares (which may be represented by Ordinary Shares or Restricted Shares) and, as a result, approximately % of our outstanding Shares in aggregate, in each case, assuming no exercise by the underwriters of their option to purchase additional Ordinary Shares represented by ADSs and excluding Ordinary Shares held in treasury.

Underwriters	Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and J.P. Morgan SE

Voting rights	Each of our Ordinary Shares entitles its holder to one vote on all matters to be voted on by shareholders generally, except for Ordinary Shares owned by us, or by any of our subsidiaries, the voting rights of which are suspended. See “Description of Ordinary Shares” in the accompanying prospectus.

Holders of the ADSs do not have voting rights, but may instruct the ADS Depositary how to vote the Ordinary Shares underlying their ADSs under the circumstances described in the Amended and Restated Deposit Agreement, dated as of March 23, 2018, among AB InBev, The Bank of New York Mellon, as depositary, and the owners and holders of ADSs from time to time issued thereunder. See “Description of American Depositary Shares” in the accompanying prospectus.

ADS Depositary	The Bank of New York Mellon

Use of proceeds	We will not receive any of the proceeds from the sale of Ordinary Shares or ADSs by the Selling Securityholder in the Offerings.

Dividend policy	Our current dividend policy is to declare a dividend representing in aggregate at least 25% of our consolidated profit attributable to our equity holders, excluding exceptional items, such as restructuring charges, gains or losses on business disposals and impairment charges, subject to applicable legal provisions relating to distributable profit. On February 28, 2024, our Board proposed a full year 2023 dividend of EUR 0.82 per share, subject to shareholder approval at our annual general meeting on April 24, 2024. See “Dividend Policy”.

Listing	ADSs representing our Ordinary Shares are listed on the NYSE. Our Ordinary Shares are listed on Euronext Brussels.

We also have secondary listings on the Johannesburg Stock Exchange under the symbol “ANH” and the Mexican Stock Exchange under the symbol “ANB.”

NYSE trading symbol	“BUD”

Euronext Brussels trading symbol	“ABI”

Risk factors

You should carefully consider the risk factors discussed under “Risk Factors” on page S-6 of this prospectus supplement and “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which is incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement, before purchasing any Ordinary Shares or ADSs in the Offerings.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional Ordinary Shares represented by ADSs.

Direct Share Buyback from Altria

On March 13, 2024, we entered into the Share Repurchase Agreement, pursuant to which we will acquire from Altria, subject to certain terms and conditions, a number of Ordinary Shares equal to $200 million divided by the lesser of (i) the price at which the Ordinary Shares are sold to the public in the Offerings less the underwriting discounts set forth on the cover page of this prospectus supplement, and (ii) the highest current independent bid on Euronext Brussels for the Ordinary Shares (as referred to in article 8:5, first paragraph, second indent, of the Belgian Royal Decree of 29 April 2019 implementing the Belgian Companies and Associations Code) available at the time when the per share purchase price to be paid by the underwriters in the Offerings is determined. The closing of the Direct Share Buyback is expected to be concurrent with the closing of the Offerings. The repurchased Ordinary Shares will no longer be outstanding after the Offerings.

The Direct Share Buyback and our entry into the Share Repurchase Agreement were each authorized by the Board of Directors of AB InBev.

Pursuant to the Share Repurchase Agreement, the Direct Share Buyback will be subject to certain customary conditions, including the consummation of the Offerings.

The Direct Share Buyback will be funded from our existing cash on hand.

Although, as described above, the closing of the Direct Share Buyback is conditioned on the closing of the Offerings (among other conditions), the closing of the Offerings is not conditioned upon the closing of the Direct Share Buyback, and there can be no assurance that the Direct Share Buyback will be completed even if the Offerings is completed.

The Share Repurchase Agreement has been filed as an exhibit to the report on Form 6-K filed with the SEC on March 13, 2024 and is incorporated by reference herein.

RISK FACTORS

You should carefully consider each of the risk factors described below, in the section entitled “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, as well as other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to purchase our Ordinary Shares or the ADSs in the Offerings. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, the trading price of our Ordinary Shares or the ADSs could decline and you could lose part or all of your investment.

The completion of the Direct Share Buyback is subject to conditions and there can be no assurance that the Direct Share Buyback will occur.

The completion of the Offerings is not conditioned upon the closing of the Direct Share Buyback. Accordingly, the possibility exists that the Offerings will be completed and the Direct Share Buyback will not have been completed, for example due to the failure to satisfy or waive one or more closing conditions to the Direct Share Buyback. In such circumstances, the Ordinary Shares that would otherwise have been repurchased by us in the Direct Share Buyback would remain owned by Altria in the form of Ordinary Shares or Restricted Shares, which would increase Altria’s proportionate share of our outstanding Ordinary Shares or Restricted Shares above what it would have been had the Direct Share Buyback been completed. In addition, in such a circumstance the number of our Restricted Shares outstanding immediately following the Offerings would be higher than it would be if the Direct Share Buyback were to have been completed. Finally, to the extent we sought to repurchase our Ordinary Shares through other means, we might face higher repurchase costs.

Future equity issuances would dilute the holdings of current shareholders or ADS holders and any such offerings by us or any further large sales by our shareholders could materially affect the market price of our Ordinary Shares or the ADSs.

We may in the future decide to offer additional equity to raise capital or for other purposes, in compliance with applicable Belgian legislation. Any such additional offering would reduce the proportionate ownership and voting interests of holders of our Ordinary Shares and the ADSs who do not participate in the offering, as well as our earnings per share or ADS and net asset value per share or ADS, and any offerings by us or further offering by our shareholders could have an adverse effect on the market price of our Ordinary Shares and the ADSs. The market price of our securities could decline as a result of sales of a large number of Ordinary Shares in the market by Altria after the Offerings or of the perception that additional sales by Altria or other shareholders could occur.

As of December 31, 2023, Altria and BEVCO Lux S.à R.L (“BEVCO”) held 197,457,354 and 102,862,718 Shares, respectively, representing approximately 10.00% and 5.21% of our outstanding Shares (excluding treasury shares). Following the Offerings, Altria and BEVCO will each continue to hold a substantial number of our equity securities. Immediately following the Offerings and the Direct Share Buyback, Altria will own      Shares (which may be represented by Ordinary Shares or Restricted Shares) and, as a result, approximately    % of our outstanding Shares in aggregate, in each case, assuming no exercise by the underwriters of their option to purchase additional Ordinary Shares represented by ADSs and excluding treasury shares.

Registration and sales of our Ordinary Shares and the ADSs will increase the number of shares being sold in the public market, could have an adverse effect on the market price of our Ordinary Shares and the ADSs and may increase the volatility of the price of our Ordinary Shares and the ADSs.

USE OF PROCEEDS

The Selling Securityholder is selling all of the Ordinary Shares and ADSs in the Offerings, and we will not receive any proceeds from the sale of Ordinary Shares and ADSs in the offering. The Selling Securityholder will receive all of the net proceeds from the Offerings.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of December 31, 2023 and on an as adjusted basis to give effect to (i) the issuance of $200 million of commercial paper and (ii) the repayment of $116 million of unsecured bonds that matured on January 12, 2024, and reflecting the adjustments and assumptions described below. This information reflects only the adjustments detailed in the foregoing sentence and should be read in conjunction with the consolidated financial statements and the accompanying notes of AB InBev incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2023	As adjusted
	(USD million, audited)	(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts(1)(2)	10,314	10,398

Current interest-bearing liabilities	3,987	4,071
Unsecured bond issues(2)	2,514	2,398
Lease liabilities	703	703
Secured bank loans	392	392
Unsecured bank loans	182	182
Unsecured other loans	196	196
Commercial papers(1)	—	200
Non-current interest-bearing liabilities	74,163	74,163
Unsecured bond issues	71,896	71,896
Lease liabilities	2,126	2,126
Unsecured other loans	119	119
Secured bank loans	23	23

Total interest-bearing liabilities	78,150	78,235

Equity attributable to our equity holders	81,848	81,848
Non-controlling interests	10,828	10,828

Total Capitalization:	170,826	170,911

Notes:

(1)	After December 31, 2023, our commercial paper increased by an amount of $200 million and our cash and cash equivalents, less bank overdrafts, increased by $200 million.
(2)

After December 31, 2023, we repaid at maturity $116 million of our unsecured bonds maturing on January 12, 2024, which decreased our current unsecured bond issues and our cash and cash equivalents, less bank overdrafts, by $116 million.

DIVIDEND POLICY

Our current dividend policy is to declare a dividend representing in aggregate at least 25% of our consolidated profit attributable to our equity holders, excluding exceptional items, such as restructuring charges, gains or losses on business disposals and impairment charges, subject to applicable legal provisions relating to distributable profit. On February 28, 2024, our Board proposed a full year 2023 dividend of EUR 0.82 per share, subject to shareholder approval at our annual general meeting on April 24, 2024. In line with our financial discipline and deleveraging objectives, the recommended dividend balances our capital allocation priorities and dividend policy while returning cash to shareholders.

The dividends are approved by our annual shareholders’ meeting and are paid on the dates and at the places appointed by our Board. Our Board may pay an interim dividend in accordance with the provisions of the Belgian Companies Code. Any dividends are paid on the dates and at the places communicated by the Board of Directors..

The payment of dividends will depend on factors such as our business outlook, cash flow requirements and financial performance, the state of the market and the general economic climate and other factors, including tax and other regulatory considerations. Deleveraging remains a priority and may restrict the amount of dividends we are able to pay. We cannot guarantee that we will pay dividends in the future.

TAXATION

Belgian Taxation

The following paragraphs are a summary of material Belgian tax consequences of the ownership and disposal of our Ordinary Shares or the ADSs by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of our Ordinary Shares or the ADSs (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership and disposal of our Ordinary Shares or the ADSs, and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, or persons that hold, or will hold, our Ordinary Shares or the ADSs as a position in a straddle, share-repurchase transaction, conversion transaction, synthetic security or other integrated financial transaction. Investors should consult their own advisers regarding the tax consequences of an investment in our Ordinary Shares or the ADSs in the light of their particular circumstances, including the effect of any state, local or other national laws.

Dividend Withholding Tax

As a general rule, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to our Ordinary Shares or the ADSs, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits paid on or attributed to our Ordinary Shares or the ADSs, irrespective of their form, as well as reimbursements of statutory share capital, except reimbursements of fiscal capital made in accordance with the Belgian Code of Companies and Associations, subject to certain conditions and a pro-rate rule (as described below). In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit-sharing certificates. Note that as of 2018 (i.e., financial years starting on or after 1 January 2018), any reduction of fiscal capital is deemed to be paid out on a pro rata basis of the fiscal capital and certain reserves (i.e., and in the following order: the taxed reserves incorporated in the statutory capital, the taxed reserves not incorporated in the statutory capital and the tax-exempt reserves incorporated in the statutory capital). Only the part of the capital reduction that is deemed to be paid out of the fiscal capital may, subject to certain conditions, not be considered as a dividend distribution for Belgian tax purposes.

If we redeem our own Ordinary Shares or the ADSs, the redemption distribution (after deduction of the portion of fiscal capital represented by our redeemed Ordinary Shares or the ADSs) will be treated as a dividend, which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if such redemption is carried out on a stock exchange and meets certain conditions. In case of our liquidation, any amounts distributed in excess of the fiscal capital will be subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

Dividends paid or attributed to non-resident individuals who do not use our Ordinary Shares or the ADSs in the exercise of a professional activity may be exempt from non-resident individual income tax up to the amount of 800 EUR (for income year 2023). Consequently, if Belgian withholding tax has been levied on dividends paid or attributed to our Ordinary Shares or the ADSs, such Belgian non-resident may request in his or her non-resident income tax return that any Belgian withholding tax levied on dividends up to the amount of EUR 800 (for income year 2023) be credited and, as the case may be, reimbursed. However, if no Belgian non-resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on dividends up to such an amount could in principle be reclaimed by filing a request thereto addressed to the designated tax official. Such a request has to be made at the latest on 31 December of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities which are determined by Royal Decree. For the avoidance of doubt, all dividends paid or attributed to the non-resident individual are taken into account to assess whether the maximum amount of EUR 800 (for income year 2023) is reached (and hence not only the amount of dividends paid or attributed on our Ordinary Shares or the ADSs). A withholding tax exemption will apply on dividends paid by us to a company that is a resident of the United States, provided that: (i) the U.S. company beneficially owns the dividends and is subject to U.S. corporate income tax or a similar tax without benefiting from a tax regime that deviates from the ordinary U.S. corporate income tax regime, (ii) the U.S. company has a legal form similar to the ones listed in the Annex to the European Union Parent-Subsidiary Directive of 30 November 2011 (2011/96/EU) (“EU Parent-Subsidiary Directive”), as amended from time to time; (iii) the U.S. company owns, on the date the dividend is payable or attributable, a participation representing less than 10% of our capital but with an acquisition value of at least EUR 2,500,000; (iv) the U.S. company holds our Ordinary Shares or the ADSs in full legal ownership for an uninterrupted period of at least one year; and (v) the U.S. company submits an affidavit to us or our paying agent (see below). The withholding tax exemption only applies to the extent that the withholding tax, which would be due in the absence of said exemption, is in principle not creditable or refundable in the hands of the U.S. resident company. Shareholders should consult their own advisers regarding the availability of the withholding tax exemption in light of their particular circumstances, including the effect of any state, local or national laws or interpretations thereof. Furthermore, this exemption cannot be applied in cases of tax abuse (i.e. where the taxpayer, through a (series of) legal act(s) has placed itself within the scope of this withholding tax relief regime, contrary to the objectives of the relevant statutory provision and with the decisive or exclusive intention to obtain this tax benefit). The presence of tax abuse can be rebutted by the taxpayer if sufficient genuine economic (non-tax) motives can be shown for the (series of) legal acts.

In order to benefit from the above withholding tax exemption, the U.S. resident company must provide us or our paying agent with an affidavit confirming the following points: (i) the U.S. company has a legal form similar to the ones listed in the Annex to the EU Parent-Subsidiary Directive, as amended from time to time; (ii) the U.S. company is subject to U.S. corporate income tax or a similar tax without benefiting from a tax regime that deviates from the ordinary U.S. corporate income tax regime; (iii) the acquisition value of the participation amounts to at least EUR 2,500,000 (but representing less than 10% of our capital); (iv) the dividends relate to our Ordinary Shares or the ADSs which the U.S. company holds or has held in full legal ownership for an uninterrupted period of at least one year; (v) to which extent the Belgian withholding tax, which would be due in the absence of said exemption, is in principle creditable or refundable in the hands of the U.S. company according to the legal provisions in force on December 31 of the year preceding the year of the payment or attribution of the dividends; and (vi) the full name, legal form, address and, if applicable, the fiscal identification number of the U.S. company.

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to a U.S. pension fund which satisfies the following conditions: (i) it is a legal entity with separate legal personality and fiscal residence in the United States; (ii) whose corporate purpose consists solely in managing and investing funds collected in order to pay legal or complementary pensions; (iii) whose activity is limited to the investment of funds collected in the exercise of its corporate purpose, without any profit making aim; (iv) which is exempt from income tax in the United States; and (v) provided that it is not contractually obligated to redistribute the dividends to any ultimate beneficiary of such dividends for whom it would manage the Ordinary Shares or the ADSs, nor obligated to pay a manufactured dividend with respect to the Ordinary Shares or the ADSs under a securities borrowing transaction. The exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements for which the Belgian tax administration has proven that this arrangement or this series of arrangements is not genuine and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the EU Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that it is not put into place for valid commercial reasons which reflect economic reality. There is a rebuttable presumption that dividends are deemed to be connected to an artificial transaction if the shares have not been held by the pension fund in full legal ownership for an uninterrupted period of at least 60 days within 15 days from the date of the attribution or payment of the income. The exemption will only apply if the U.S. pension fund provides a certificate confirming that it is the full legal owner of the Ordinary Shares or the ADSs and that the above conditions are satisfied. The organization must then forward that certificate to us or our paying agent.

For non-resident individuals and companies, the dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds our Ordinary Shares or the ADSs in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the income tax convention between the United States of America and Belgium (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident that beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty (“Qualifying Holders”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is, however, applicable if the Qualifying Holder is: (i) a company that is a resident of the United States that has owned directly our Ordinary Shares or the ADSs representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared; or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained from the Centre Étrangers – Team 6, 50 box 3429 Boulevard du Jardin Botanique, 1000 Brussels, Belgium. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut., accompanied by a duly stamped and signed form 6166, no later than ten days after the date on which the dividend becomes payable. U.S. holders should consult their own tax advisers as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of our Ordinary Shares or the ADSs do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on our Ordinary Shares or the ADSs by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation and losses are not deductible, provided that our Ordinary Shares or the ADSs are neither held in connection with a business conducted in Belgium, nor through a fixed base or permanent establishment in Belgium.

Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and who are holding our Ordinary Shares or the ADSs as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of our Ordinary Shares or the ADSs and capital losses will, as a rule, not be deductible in Belgium, subject to the exceptions below.

If capital gains realized by private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty on our Ordinary Shares or the ADSs are deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will be subject to a final professional withholding tax of 30.28% or must be reported in a non-resident tax return for the income year during which the gain has been realized, in which case the gain will be taxable at the rate of 35.31% (33% with a current surcharge of 7%). The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding our Ordinary Shares or the ADSs should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of our Ordinary Shares or the ADSs for consideration, outside the exercise of a professional activity, to a foreign State (or one of its political subdivisions or local authorities) or to a non-resident legal entity or company (or a body constituted in a similar legal form) that is established outside the European Economic Area, are in principle taxable at a rate of 17.66% (16.5% plus a current surcharge of 7%) if, at any time during the five years preceding the sale, such individual Holder has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (more than 25% of our Ordinary Shares).

Capital gains realized by a Holder upon the redemption of our Ordinary Shares or the ADSs or upon our liquidation will generally be taxable as a dividend (see above).

Estate and Gift Tax

There is no Belgium estate tax on the transfer of our Ordinary Shares or the ADSs on the death of a Belgian non-resident.

Donations of our Ordinary Shares or the ADSs made in Belgium may or may not be subject to gift tax depending on how the donation is carried out.

Belgian Tax on Securities Accounts

The Belgian federal government introduced an annual tax on securities accounts through the law of 11 February 2021.

An annual tax of 0.15% is levied on securities accounts of which the average value of the taxable financial instruments (covering, amongst others, financial instruments such as our Ordinary Shares or the ADSs) held thereon during a reference period of twelve consecutive months starting on 1 October and ending on 30 September of the subsequent year, would exceed EUR 1 million.

The amount of the tax due is limited to 10% of the difference between said average value of the taxable financial instruments, and the threshold of EUR 1 million.

The tax targets, among others, securities accounts held by non-resident individuals, companies and legal entities with a financial intermediary established or located in Belgium.

A financial intermediary is defined as (i) the National Bank of Belgium, the European Central Bank and foreign central banks performing similar functions, (ii) a central securities depository included in article 198/1, §6, 12° of the Belgian Income Tax Code, (iii) a credit institution or a stockbroking firm as defined by Article 1, §3 of the Law of 25 April 2014 on the status and supervision of credit institutions and investment companies and (vi) the investment companies as defined by Article 3, §1 of the Law of 25 October 2016 on access to the activity of investment services and on the legal status and supervision of portfolio management and investment advice companies, which are, pursuant to national law, admitted to hold financial instruments for the account of customers.

There are various exemptions, such as securities accounts (in)directly held by non-residents for their own account at central securities depositories or at a depositary bank accredited by the National Bank of Belgium. This exemption is subject to the condition that the securities accounts are not attributable to a Belgian branch of the non-residents.

The law of 11 February 2021 introduced anti-abuse provisions retroactively applying as from October 30, 2020: a rebuttable general anti-abuse provision and two irrebuttable specific anti-abuse provisions. The latter covered the splitting of a securities account into multiple securities accounts held at the same intermediary and the conversion of taxable financial instruments held in a securities account, into registered financial instruments.

Several annulment procedures were initiated before the Constitutional Court. On 27 October 2022, the Constitutional Court decided that the annual tax on securities accounts is compatible with the principles of equality and non-discrimination but annulled the two specific irrebuttable anti-abuse provisions mentioned above (i.e. splitting of securities account and the conversion) and the retroactive effect of the rebuttable general anti-abuse provision (i.e. regarding the period prior to the entry into force of the law, i.e. from 30 October 2020 to 26 February 2021).

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions is normally levied on the purchase and the sale and on any other acquisition and transfer for consideration in Belgium of our existing Ordinary Shares or the ADSs through a professional intermediary established in Belgium on the secondary market (so-called “secondary market transactions”). The tax on stock exchange transactions is not due upon the issuance of the New Shares (primary market transactions). The applicable rate amounts to 0.35% of the consideration paid, but with a cap of EUR 1,600 (USD 1,729) per transaction and per party. Such tax is separately due by each party to the transaction, and each of those is collected by the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, existing Ordinary Shares or the ADSs in Belgium for their own account through a professional intermediary may be exempt from the stock market tax if they deliver a certificate to the intermediary in Belgium confirming their non-resident status.

In addition to the above, no tax on stock exchange transactions is due on transactions entered into by the following parties: (i) professional intermediaries described in Article 2, 9° and 10° of the Law of 2 August 2002 acting for their own account, (ii) insurance companies described in Article 2, § 1 of the Law of 9 July 1975 acting for their own account, (iii) professional retirement institutions referred to in Article 2, 1° of the Law of 27 October 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account or (v) regulated real estate companies acting for their own account.

No tax on stock exchange transactions will thus be due by Holders on the subscription, purchase or sale of existing Ordinary Shares or the ADSs if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a certificate confirming that they are non-residents for Belgian tax purposes.

U.S. Taxation

This section describes the material United States federal income tax consequences of the ownership and disposition of Ordinary Shares or ADSs. It applies to you only if you acquire your Ordinary Shares or ADSs in this offering and you hold your Ordinary Shares or ADSs as capital assets for tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a bank;

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that actually or constructively (or are deemed to own) owns 10% or more of the combined voting power of our voting stock or of the total value of our stock;

•	a person that holds Ordinary Shares or ADSs as part of a straddle or a hedging or conversion transaction;

•	a person that purchases or sells Ordinary Shares or ADSs as part of a wash sale for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Treaty. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds our Ordinary Shares or ADSs, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. If you hold our Ordinary Shares or ADSs as a partner in a partnership, you should consult your tax adviser with regard to the United States federal income tax treatment of an investment in our Ordinary Shares or ADSs.

You are a U.S. holder if you are a beneficial owner of Ordinary Shares or ADSs and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of Ordinary Shares or ADSs that is not a United States person and is not a partnership for United States federal income tax purposes.

You should consult your own tax adviser regarding the United States federal, state, local, foreign and other tax consequences of owning and disposing of our Ordinary Shares and ADSs in your particular circumstances. In particular, you should confirm whether you qualify for the benefits of the Treaty and the consequences of failing to do so.

In general, and taking into account the earlier assumptions, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the Ordinary Shares represented by those ADRs. Exchanges of Ordinary Shares for ADRs, and ADRs for Ordinary Shares, generally will not be subject to United States federal income tax.

U.S. Holders

The tax treatment of your Ordinary Shares or ADSs will depend in part on whether or not we are classified as a passive foreign investment company, or “PFIC,” for United States federal income tax purposes. Except as discussed below under “PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our Ordinary Shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a non-corporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains, provided that you hold our Ordinary Shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Ordinary Shares or ADSs generally will be qualified dividend income provided that, in the year that you receive the dividend, either (i) the Ordinary Shares or ADSs are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of the Treaty. Our ADSs are listed on the New York Stock Exchange and we therefore expect that dividends on the ADSs will be qualified dividend income. However, it is unclear whether dividends on Ordinary Shares not represented by ADSs would be qualified dividend income on that basis. In any case, dividends on the Ordinary Shares and ADSs would be qualified dividend income if we are eligible for the benefits of the Treaty.

You must include any Belgian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive, in the case of Ordinary Shares, or the depositary receives, in the case of ADSs, the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. If the dividend is paid in Euro, the amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date that the dividend is distributed, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is distributed to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Ordinary Shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Subject to certain limitations, the Belgian tax withheld in accordance with the Treaty and paid over to Belgium will be generally creditable against your United States federal income tax liability. Recently issued U.S. Treasury regulations may restrict the availability of any such credit based on the nature of the withholding tax imposed by the foreign jurisdiction, though under current IRS guidance taxpayers generally may elect to determine the creditability of foreign taxes without regard to such restrictions for taxable years ending prior to the year further guidance is issued. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a reduction or refund of the tax withheld is available to you under Belgian law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive category” income for purposes of computing the foreign tax credit allowable to you.

Taxation of Capital Gains

If you are a U.S. holder and you sell or otherwise dispose of your Ordinary Shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Ordinary Shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

PFIC Rules

We believe that our Ordinary Shares and ADSs should not currently be treated as stock of a PFIC for United States federal income tax purposes and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. A foreign corporation is considered a PFIC if, for any taxable year, either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets is attributable to assets that produce or are held for the production of passive income. If we were to be treated as a PFIC and you are a U.S. holder, unless you make an effective “qualified electing fund” (“QEF”) election or you effectively elect to be taxed annually on a mark-to-market basis with respect to your Ordinary Shares or ADSs, you would generally be treated as if you had realized any gain on the sale or other disposition of your Ordinary Shares or ADSs ratably over your holding period for the Ordinary Shares or ADSs, and would be taxed on the portion of such gain allocated to the year in which you disposed of your Ordinary Shares or ADSs as ordinary income and at the highest tax rate in effect for each previous year to which the gain was allocated in which we were a PFIC with respect to you, together with an interest charge in respect of the tax attributable to each such year. The same treatment would apply to certain “excess distributions” that a U.S. holder receives from us. With certain exceptions, your Ordinary Shares or ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Ordinary Shares or ADSs. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC or are treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. If you own Ordinary Shares or ADSs during any year that we are a PFIC with respect to you, you may be required to file Internal Revenue Service (“IRS”) Form 8621. The QEF election is conditioned upon our furnishing you annually with certain tax information. We may not take the action necessary for a U.S. Ordinary Shareholder to make a QEF election in the event our company is determined to be a PFIC.

Shareholder Reporting

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons,

(ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. holders are urged to contact their tax advisors regarding this filing requirement.

Belgian Stock Market Tax

Any Belgian stock market tax that you pay will likely not be a creditable tax for United States federal income tax purposes. However, U.S. holders are exempt from such tax if they act for their own account and certain information is provided to relevant professional intermediaries (as described above under “—Belgian Taxation—Belgian Tax on Stock Exchange Transactions”). U.S. holders are urged to consult their own tax advisers regarding the potential application of Belgian tax law to the ownership and disposition of our Ordinary Shares or ADSs.

Non-U.S. Holders

Dividends

Dividends paid to you in respect of Ordinary Shares or ADSs will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed on such dividends in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sales or Dispositions

You will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your Ordinary Shares or ADSs unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting.

If you are a U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of Ordinary Shares or ADSs effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of Ordinary Shares or ADSs effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Ordinary Shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

SELLING SECURITYHOLDER

Altria is selling 35,000,000 Ordinary Shares (which may be represented by ADSs) in the Offerings, assuming no exercise by the underwriters of their option to purchase additional Ordinary Shares represented by ADSs.

The Ordinary Shares covered by this prospectus supplement are being registered pursuant to registration rights provided in a registration rights agreement, dated October 10, 2016, among AB InBev, Altria and BEVCO.

Immediately following the Offerings and the Direct Share Buyback, Altria will own     Shares (which may be represented by Ordinary Shares or Restricted Shares) and, as a result, approximately   % of our outstanding Shares in aggregate, in each case, assuming no exercise by the underwriters of their option to purchase additional Ordinary Shares represented by ADSs and excluding Ordinary Shares held in treasury. The following table presents information as of March 13, 2024 regarding the beneficial ownership of our Shares by the Selling Securityholder. Percentage ownership is based on a total of 2,019,241,973 Shares that are outstanding as of March 11, 2024, less the number of shares held in treasury. Prior to the Completion of the Direct Share Buyback, 45,502,448 Ordinary Shares were held in treasury. Following completion of the Direct Share Buyback     Ordinary Shares will be held in treasury.

The information presented regarding the Selling Securityholder (other than the information regarding percentage of our Ordinary Shares owned by the Selling Securityholder) is based upon representations made by the Selling Securityholder to us. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the Selling Securityholder may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.

	Shares Beneficially Owned Before the Completion of the Offerings			Shares Being Sold by Selling Securityholder in the Offerings		Shares Being Sold by Selling Securityholder in the Direct Share Buyback			Shares Beneficially Owned by Selling Securityholder After Completion of the Offering and the Direct Share Buyback
Name and Address of Selling Securityholder	Number of Shares(1)		Percentage of Outstanding Shares(5)	Number of Shares(1)	Percentage of Outstanding Shares(5)	Number of Shares(1)	Percentage of Outstanding Shares(5)		Number of Shares(2)	Percentage of Outstanding Shares(5)
Altria Group, Inc. (3)	197,457,354	(4)	10.0%	35,000,000	1.77%			%			%

(1)	This information is derived from information provided to us by Altria.
(2)

Assumes the sale of all Ordinary Shares and ADSs offered in this prospectus supplement and pursuant to the Direct Share Buyback, assuming no exercise by the underwriters of their option to purchase additional Ordinary Shares represented by ADSs.

(3)	Altria is a holding company incorporated in the Commonwealth of Virginia. The business address of Altria Group, Inc. is 6601 West Broad Street, Richmond, Virginia 23230.
(4)

Represents 12,341,937 Ordinary Shares and 185,115,417 Restricted Shares held by Altria. Altria disclaims beneficial ownership of all of the Ordinary Shares and Restricted Shares Shares held by Bevco Lux S.à.r.l, formerly known as BEVCO Ltd., or held by Stichting Anheuser-Busch InBev or certain of its affiliates.

(5)

Excludes Ordinary Shares held in treasury. Prior to the Completion of the Direct Share Buyback, 45,502,448 Ordinary Shares were held in treasury. Following completion of the Direct Share Buyback,    Ordinary Shares will be held in treasury.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and J.P. Morgan SE are acting as representatives, have severally agreed to purchase, and the Selling Securityholder has agreed to sell to them, severally, the number of Ordinary Shares and ADSs indicated below:

Underwriters	Number of Ordinary Shares	Number of ADSs	Total Ordinary Shares and ADSs
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
J.P. Morgan SE

The Offerings together constitute a single offering of securities that will occur simultaneously. The total number of Ordinary Shares (including Ordinary Shares represented by ADSs) in the Offerings is subject to reallocation between the Offerings if and as requested by investors and as permitted under applicable laws and regulations.

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the Ordinary Shares and ADSs subject to their acceptance of the shares from the Selling Securityholder. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Ordinary Shares and ADSs offered by this prospectus supplement is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares and ADSs offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the ADSs covered by the underwriters’ option to purchase additional ADSs described below.

The offering of the Ordinary Shares and ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We expect to deliver the Ordinary Shares and ADSs against payment on the third business day in the United States following the date of pricing. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their securities prior to the second business day before the settlement date will be required to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the securities who wish to trade the securities prior to the date of delivery hereunder should consult their own advisors.

The underwriters expect to deliver the Ordinary Shares and ADSs against payment on March    , 2024. The Offerings are expected to close concurrently.

The underwriters initially propose to offer part of the Ordinary Shares and ADSs directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at the public offering price less a concession not to exceed $     per Ordinary Share and €     per ADS. After the Offerings, the offering price and other selling terms may from time to time be varied by the underwriters. Sales of Ordinary Shares made outside of the United States may be made by affiliates of the underwriters acting as its agents, including, without limitation, Morgan Stanley & Co. International plc and Morgan Stanley Europe SE.

The Selling Securityholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 5,250,000 additional Ordinary Shares represented by ADSs at the public offering price per share set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares represented by ADSs as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares represented by ADSs listed next to the names of all underwriters in the preceding table.

The following table presents the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the Selling Securityholder. These amounts are presented assuming both no exercise and full exercise of the underwriters’ option to purchase up to      additional Ordinary Shares represented by ADSs.

Total
	Per Ordinary Share (1)	Per ADS (1)	No Exercise (1)	Full Exercise (1)
Public offering price
Underwriting discounts and commissions to be paid by the Selling Securityholder
Proceeds, before expenses, to the Selling Securityholder

(1)	Assumes an exchange rate of $1. to €1.

The estimated offering expenses payable by the Selling Securityholder, exclusive of the underwriting commissions, are approximately $     million. The Selling Securityholder has agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.

The Ordinary Shares are listed on Euronext Brussels under the symbol “ABI” and the ADSs are listed on the NYSE under the symbol “BUD”.

The Selling Securityholder has agreed that, without the prior written consent of Morgan Stanley & Co. LLC, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of this prospectus supplement (the “Restricted Period”) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares or any options or warrants to purchase any ADSs or Ordinary Shares beneficially owned by the Selling Shareholder or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in (i) or (ii) is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to:

(a)

transactions relating to ADSs or Ordinary Shares or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of ADSs or Ordinary Shares or other securities acquired in such open market transactions;

(b)

transfers of ADSs or Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, provided that (i) each donee shall sign and deliver a lock-up agreement, (ii) any such transfer shall not involve a disposition for value and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or us regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer reflects the circumstances described in this subpart (b) and is not a disposition for value;

(c)

distributions or transfers of ADSs or Ordinary Shares or any security convertible into ADSs or Ordinary Shares to (1) current or former partners (general or limited), members, stockholders, holders of similar equity interests in the Selling Shareholder or the estates of any of the foregoing or (2) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the Selling Shareholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the Selling Shareholder or affiliates of the Selling Shareholder, provided that (i) each distributee or transferee shall sign and deliver a lock up agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of ADSs or Ordinary Shares shall be required or shall be voluntarily made during the Restricted Period (other than on a form required to be filed under Section 16(a), in which case such form shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (c));

(d)

facilitating the establishment or amendment after the date hereof of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period;

(e)

transfers of ADSs or Ordinary Shares to us pursuant to any contractual arrangement in effect on the date of this prospectus supplement that provides for the repurchase of the Selling Shareholder’s ADSs or Ordinary Shares by us, including the Share Repurchase Agreement;

(f)

transfers of ADSs or Ordinary Shares pursuant to a merger, consolidation or other similar transaction approved by our board of directors and made with or offered to all holders of the ADSs or our Ordinary Shares resulting in a change in the ownership of a majority of our voting capital stock that is made or offered after this offering (a “Change of Control”), provided that, in the event that such Change of Control is not completed, the Selling Shareholder’s ADSs or Ordinary Shares shall remain subject to the restrictions contained in their lock-up agreements and title to the Selling Shareholder’s ADSs or Ordinary Shares shall remain with the Selling Shareholder;

(g)

transfers of ADSs or Ordinary Shares by operation of law, provided that (i) the transferee shall sign and deliver a lock up agreement and (ii) any such transfer shall not involve a disposition for value; and

(h)

conversion of restricted shares, without nominal value, into Ordinary Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period (other than on a form required to be filed under Section 16(a), in which case such form shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (h)).

In addition, the Selling Securityholder has agreed that, without the prior written consent of Morgan Stanley & Co. LLC, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares; provided however, no consent is required if no filing by the Selling Securityholder under the Exchange Act, including a public or confidential registration statement, or other public announcement shall be required or shall be made voluntarily by the Selling Securityholder in connection with such demand or exercise during the Restricted Period.

We are not subject to any clear market provision under the underwriting agreement.

We, the Selling Securityholder and the representatives have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more of the underwriters.

In connection with the Offerings, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs and Ordinary Shares while the Offerings are in progress. These stabilizing transactions may include making short sales of ADSs, which involves the sale by the underwriters of a greater number of ADSs than it is required to purchase in the Offerings, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising its option to purchase additional ADSs, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of ADS and Ordinary Shares available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs and Ordinary Shares in the open market that could adversely affect investors who purchase in the Offerings. To the extent that an underwriter creates a naked short position, it will purchase ADSs in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs and Ordinary Shares, including the imposition of penalty bids. This means that if the representative purchases ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of the Offerings to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ADSs and Ordinary Shares or preventing or retarding a decline in the market price of the ADSs and Ordinary Shares, and, as a result, the price of the ADSs and Ordinary Shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the Selling Securityholder or any of the underwriters makes any representation or prediction as to the direction or the magnitude of any effect that the transactions described above may have on the price of the ADSs and Ordinary Shares or any of our other securities. In addition, neither we nor the Selling Securityholder or any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or persons or entities with a relationship with us. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the Offerings to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities.

Each person in a Relevant State who receives any communication in respect of, or who acquires any securities under, the Offerings contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and to us that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)

in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the Offerings have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

MiFID II Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the securities described herein has led to the conclusion that: (i) the target market for the securities is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU, as amended (“MiFID II”); and (ii) all channels for distribution of the securities to eligible counterparties, professional clients and retail clients are appropriate. Any person subsequently offering, selling or recommending the securities, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels. For the avoidance of doubt, even if the target market includes retail clients, it has been decided that the securities will only be offered to persons who meet the criteria of eligible counterparties and professional clients.

United Kingdom

This prospectus supplement and any other material in relation to the securities described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The securities are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the securities will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No securities have been offered or will be offered pursuant to the Offerings to the public in the UK prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of the securities may be made to the public in the UK at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of securities shall require us or any of our representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities.

Each person in the UK who receives any communication in respect of, or who acquires any securities under, the Offerings contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and to us that:

(a)	it is a qualified investor within the meaning of the UK Prospectus Regulation; and

(b)

in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the UK Prospectus Regulation, (i) the securities acquired by it in the Offerings have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the UK Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those securities to it is not treated under the UK Prospectus Regulation as having been made to such persons.

France

The securities have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus or any marketing materials relating to securities may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France (except for public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code).

The securities may only be offered or sold in France pursuant to article L. 411-2 1° of the French Monetary and Financial Code to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of the Prospectus Regulation) acting for their own account, and in accordance with articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4 of the French Monetary and Financial Code.

Prospective investors are informed that:

•

neither this prospectus nor any other offering materials relating to the securities described in this prospectus has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);

•

neither this prospectus, nor any offering material relating to the securities has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the securities to the public in France within the meaning of article L. 411-1 of the French Monetary and Financial Code (other than public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code);

•

individuals or entities referred to in article L. 411-2 1° of the French Monetary and Financial Code may participate in the offering, as provided under articles D.411-4 of the French Monetary and Financial Code; and

•

the direct and indirect distribution or sale to the public of the securities acquired by them may only be made in compliance with articles L. 411-1, L. 411-2 1°, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Monetary and Financial Code.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our securities has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor ) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in our securities. Our securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or the FinSA, and no application has or will be made to admit our securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to our securities may be publicly distributed or otherwise made publicly available in Switzerland.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96(1)(a): the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) (vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South

African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96(1)(b): the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

VALIDITY OF THE ORDINARY SHARES

The validity of the Ordinary Shares and certain legal matters with respect to Belgian law will be passed upon for us by Freshfields Bruckhaus Deringer LLP and for the Selling Securityholder by Loyens & Loeff BV. Certain legal matters with respect to U.S. federal law will be passed upon for us by Sullivan & Cromwell LLP, for the Selling Securityholder, by Wachtell Lipton Rosen & Katz and for the underwriters by Latham & Watkins LLP. Certain legal matters with respect to Virginia law will be passed upon for the Selling Securityholder by McGuireWoods LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022, and for the three years ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated in reliance on the report of PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL (Diegem, Belgium) is a member of the Institut des Réviseurs d’Entreprises / Instituut der Bedrijfsrevisoren.

EXPENSES

The following are the estimated expenses related to the Offerings, all of which will be paid by the Selling Securityholder (except for (i) accountants’ fees and expenses and (ii) legal fees and expenses of our counsel, which will be paid by us):

SEC registration fee	$
Printing expenses
Legal fees and expenses
Accountants’ fees and expenses
Miscellaneous
Total

PROSPECTUS

ANHEUSER-BUSCH INBEV FINANCE INC.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

ANHEUSER-BUSCH INBEV SA/NV

ANHEUSER-BUSCH INBEV FINANCE INC.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

BRANDBEV S.À R.L.

BRANDBREW S.A.

COBREW NV

ANHEUSER-BUSCH COMPANIES, LLC

ANHEUSER-BUSCH INBEV SA/NV

Ordinary Shares

In the form of ordinary shares or American Depositary Shares

Anheuser-Busch InBev Finance Inc. or Anheuser-Busch InBev Worldwide Inc. may use this prospectus to offer, from time to time, guaranteed debt securities. Anheuser-Busch InBev SA/NV may use this prospectus to offer, from time to time, ordinary shares, directly or in the form of American Depositary Shares.

In addition, certain selling shareholders to be named in prospectus supplement(s) may sell, from time to time, our ordinary shares, directly or in the form of American Depositary Shares, in such amounts as set forth in a prospectus supplement. We will not receive any proceeds from the sale of our ordinary shares, directly or in the form of American Depositary Shares, by any selling shareholder.

Each time securities are sold pursuant to this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about the offering and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information”, carefully before you invest.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

We, or any selling shareholder, may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including the names of any underwriters and their compensation. The price to the public of those securities and the net proceeds we or any selling shareholder expect to receive from that sale will also be set forth in a prospectus supplement.

Anheuser Busch InBev SA/NV’s ordinary shares are admitted to trading on Euronext Brussels under the symbol “ABI”, and its American Depositary Shares, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “BUD”). The applicable prospectus supplement will indicate if the debt securities offered thereby will be listed on any securities exchange.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated 13 March 2024

-i-

ABOUT THIS PROSPECTUS

In this prospectus, references to:

•	“AB InBev” are to Anheuser-Busch InBev SA/NV;

•	“we”, “us” and “our” are, as the context requires, to AB InBev or AB InBev Group;

•	“ABIFI” are to Anheuser-Busch InBev Finance Inc.;

•	“ABIWW” are to Anheuser-Busch InBev Worldwide Inc.;

•	“Parent Guarantor” are to AB InBev;

•	“Debt Issuers” are to ABIFI and ABIWW and either may be referred to as a “Debt Issuer”;

•	“Guarantors” are to the Parent Guarantor and Subsidiary Guarantors;

•

“Subsidiary Guarantors” are to one or more of Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, ABIWW (in respect of debt securities for which it is not the issuer) and ABIFI (in respect of debt securities for which it is not the issuer), which are providing additional guarantees of a particular series of debt securities, as indicated in the applicable prospectus supplement; and

•	“AB InBev Group” are to AB InBev and the group of companies owned and/or controlled by AB InBev.

ABIFI or ABIWW will be the issuer in an offering of debt securities. AB InBev will be the guarantor in an offering of debt securities of ABIFI or ABIWW, which are referred to as guaranteed debt securities. The guaranteed debt securities may also be guaranteed by one or more of Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, ABIWW (in respect of debt securities for which it is not the issuer) and ABIFI (in respect of debt securities for which it is not the issuer) as indicated in the applicable prospectus supplement. Additionally, AB InBev will be the issuer in an offering of ordinary shares, directly or in the form of American Depositary Shares. We refer to the guaranteed debt securities issued by ABIFI or ABIWW collectively as the debt securities. The debt securities, ordinary shares and American Depositary Shares that may be offered using this prospectus are referred to collectively as the securities.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process. Under this shelf process, we or the selling shareholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time securities are sold pursuant to this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about the offering and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” carefully before you invest.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

You should read “Risk Factors—Risks relating to us and our activities” in AB InBev’s Annual Report on Form 20-F for the fiscal year ended 31 December 2023 (the “Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Ordinary Shares and American Depositary Shares

You should read “Risk Factors—Risks Related to Our Ordinary Shares and American Depositary Shares” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to AB InBev’s ordinary shares and American Depositary Shares.

Risks Relating to the Debt Securities and Guarantees

Since Anheuser-Busch InBev Finance Inc. is a finance subsidiary and Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are holding companies that conduct their operations through subsidiaries, your right to receive payments on the debt securities and the Guarantees is subordinated to the other liabilities of the subsidiaries of the Parent Guarantor which are not Subsidiary Guarantors.

Anheuser-Busch InBev Finance Inc. is a finance subsidiary, and its principal source of income will consist of payments on intra-group receivables from the Parent Guarantor. Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are organized as holding companies, and substantially all of their operations are carried on through their subsidiaries. The principal sources of income of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are the dividends and distributions they receive from their subsidiaries. On an unconsolidated basis, the Parent Guarantor had guaranteed a total of USD 52.9 billion of debt as of 31 December 2023.

The ability of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor to meet their financial obligations is dependent upon the availability of cash flows from their domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The subsidiaries and affiliated companies of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are not required and may not be able to pay dividends to Anheuser-Busch InBev Worldwide Inc. or the Parent Guarantor. Only certain subsidiaries of the Parent Guarantor may be guarantors of the debt securities. To the extent specified in the applicable prospectus supplement for a particular series of debt securities, debt securities of that series will only benefit from the guarantees of the Subsidiary Guarantors. Claims of creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors have priority as to the assets of such subsidiaries over the claims of creditors of the Debt Issuers or the Parent Guarantor. Consequently, holders will be structurally subordinated, on a Debt Issuer’s or the Parent Guarantor’s insolvency, to the prior claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors.

The Guarantees to be provided by the Parent Guarantor and any of the Subsidiary Guarantors will be subject to certain limitations that may affect the validity or enforceability of the Guarantees.

Enforcement of each Guarantee will be subject to certain generally available defenses. Local laws and defenses may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (actio pauliana), voidable preference, financial assistance, corporate purpose, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defenses which affect the rights of creditors generally.

If a court were to find a Guarantee given by a Guarantor, or a portion thereof, void or unenforceable as a result of such local laws or defenses, or to the extent that agreed limitations on Guarantees apply (see “Description of Debt Securities and Guarantees—Guarantee Limitations”), holders of the debt securities would cease to have any claim in respect of that Guarantor and would be creditors solely of the relevant Debt Issuer and any remaining Guarantors and, if payment had already been made under the relevant Guarantee, the court could require that the recipient return the payment to the relevant Guarantor.

Any Guarantee to be provided by Brandbrew S.A. or Brandbev S.à r.l. is subject to certain limitations pursuant to Luxembourg law.

Pursuant to restrictions imposed by Luxembourg law, for the purposes of any Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor of the Other Guaranteed Facilities (as defined below) shall not exceed an amount equal to the aggregate of (without double counting): (A) the aggregate amount of all moneys received by such Luxembourg Guarantor and its subsidiaries as a borrower or issuer under the Other Guaranteed Facilities; (B) the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the debt securities to be issued under each of the ABIFI Indenture and the ABIWW Indenture (each such term as defined below) (together the “Indentures”) and the Other Guaranteed Facilities; and (C) an amount equal to 100% of the greater of (I) the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”), and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (the “Luxembourg Regulation”)) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date of an enforcement of such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below) and (II) the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the Luxembourg Law of 2002 and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include:

(i)

in the case of Brandbrew S.A., any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance (assistance financière) as contained in article 430-19 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended (the “Companies Law of 1915”); and

(ii)

in the case of Brandbev S.à r.l., the guarantee of any amount if and to the extent the granting of such guarantee for such amounts would constitute unlawful financial assistance (assistance financière) in violation of article 1500-7 of the Companies Law of 1915.

For further details on such the limitations, see “Description of Debt Securities and Guarantees—Guarantee Limitations”.

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, accounted in aggregate for less than 0.1% of the total consolidated Normalized EBITDA of the AB InBev Group for the year ended 31 December 2023 and less than 0.1% of the total consolidated debt of the AB InBev Group as of 31 December 2023.

Any Guarantees to be provided by the Subsidiary Guarantors (but not the Parent Guarantor) will be released in certain circumstances.

The Guarantee of a Subsidiary Guarantor will be terminated at substantially the same time that (i) the relevant Subsidiary Guarantor is released from its guarantee of both the SLL Revolving Facility (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under such facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Subsidiary Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. If the Guarantees by the Subsidiary Guarantors are released, the Debt Issuers and the Parent Guarantor are not required to replace them, and the debt securities will have the benefit of fewer or no Subsidiary guarantees for the remaining maturity of the debt securities.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that the Debt Issuers are offering will be unsecured. The debt securities issued by a Debt Issuer will not be subordinated to any of such Debt Issuer’s other debt obligations, and, therefore, they will rank equally with all its other unsecured and unsubordinated indebtedness. If a Debt Issuer defaults on the debt securities or the Guarantors default on the Guarantees, or in the event of a bankruptcy, examinership, liquidation or reorganization, then, to the extent that such Debt Issuer or the Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before such Debt Issuer or the Guarantors can make payment on the debt securities or the Guarantees. There may only be limited assets available to make payments on the debt securities or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder may be inferior to the rights of holders of debt securities issued under a different series pursuant to each indenture.

The debt securities are governed by indentures, which are described below under the heading “Description of Debt Securities and Guarantees”. The Debt Issuers may issue as many distinct series of debt securities under each indenture (or other indentures entered into from time to time) as they wish. The Debt Issuers may also issue series of notes under each indenture that provide holders of those notes with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Should the Guarantors default on their Guarantees, your right to receive payments on the Guarantees may be adversely affected by the insolvency laws of the jurisdiction of organization of the defaulting Guarantors.

The Parent Guarantor and Subsidiary Guarantors are organized under the laws of various jurisdictions, and it is likely that any insolvency proceedings applicable to a Guarantor would be governed by the law of its jurisdiction of organization. The insolvency laws of the various jurisdictions of organization of the Guarantors may vary as to treatment of unsecured creditors and may contain prohibitions on the Guarantors’ ability to pay any debts existing at the time of the insolvency.

Since the Parent Guarantor and Cobrew NV are Belgian companies, Belgian insolvency laws may adversely affect a recovery by the holders of the debt securities of amounts payable under the debt securities.

Belgian insolvency laws provide for three primary insolvency procedures: (i) a judicial reorganization procedure (gerechtelijke reorganisatie/réorganisation judiciaire), (ii) transfer of business under judicial authority and (iii) a bankruptcy procedure (faillissement/faillite). The three types of insolvency proceedings are governed by Book XX “Insolvency of enterprises” of the Belgian Code of Economic Law.

A debtor (and in limited circumstances, its creditors, interested third parties or the public prosecutor) may file a petition for judicial reorganization if the continuity of the enterprise is at risk, whether immediately or in the future. The interpretation of this principle is broad and defined by the courts. The fact that the conditions for bankruptcy are met (entailing that the debtor has the obligation to file for bankruptcy pursuant to Book XX of the Belgian Code of Economic Law) does not preclude the debtor from applying for a judicial reorganization.

If the conditions for judicial reorganization appear to be met the court will declare the judicial reorganization procedure open, allowing a temporary moratorium for a maximum period of four months. At the request of the debtor and pursuant to the report issued by the delegated judge, the moratorium period can thereafter be extended without the total duration of the moratorium exceeding twelve months, and only in exceptional circumstances (such as due to the size of the business, the complexity of the case or the impact of the procedure on employment). The extension of the moratorium must not excessively prejudice the interests of the parties affected, especially creditors.

The granting of the temporary moratorium operates as a stay on enforcement. No enforcement measures with respect to pre-existing claims in the moratorium can be continued or initiated against any of the debtor’s assets from the time that the moratorium is granted until the end of the period, with limited exceptions. Furthermore, during the moratorium, the debtor cannot be declared bankrupt or wound up by court order. During the duration of the moratorium, no attachments can be made with regard to pre-existing claims.

The reorganization procedure aims to preserve the continuity of a company as a going concern. Consequently, the initiation of the judicial reorganization proceedings does not terminate any contracts. Contractual provisions that provide for the early termination or acceleration of the contract upon the initiation or approval of a reorganization procedure, and certain contractual terms such as default interest, may not be enforceable during such a procedure.

As an exception to the general rule of continuity of contracts, the debtor may cease performing a contract (except employment contracts) during the reorganization procedure; provided that the debtor notifies the creditor, and the decision is necessary for the debtor to be able to propose a reorganization plan to its creditors or to transfer all or part of the enterprise or its assets. The exercise of this right does not prevent the creditor, however, from suspending in turn the performance of its own obligations. However, the creditor cannot terminate the agreement solely on the ground that the debtor has suspended the performance of its own obligations.

The law provides for a different regime for SMEs and large companies (i.e., companies which, for a period of two consecutive years, have either (i) 250 or more employees, (ii) an annual turnover exceeding €40 million, or (iii) a balance sheet total exceeding €20 million). In the more complex reorganization regime for large companies, creditors are divided into separate classes based on their respective rights in a liquidation scenario and/or the rights conferred on them in the proposed reorganization plan. Equity holders form a separate class. The plan is approved if a majority of each class (in value of the claims in principal and interest) approves it. There is a double test to “cramdown” dissenting (classes of) creditors. First, the “best-interest-of-creditors test” applies, meaning that no dissenting creditor can be manifestly worse off under the reorganization plan than in a liquidation scenario. Second, a “cross-class cramdown” to impose the plan on non-consenting classes is only possible if additional criteria are met, more particularly: (i) if there are two classes, one of the two classes must approve the plan; (ii) if there are more than two classes, a majority of the classes of parties affected by the plan must approve it (including at least the class of secured creditors or a class ranking ahead of the class of ordinary creditors, or if that is not the case, at least one class of creditors who could reasonably be expected to receive payment if the normal order of priority in liquidation were to be applied); and (iii) the plan cannot derogate to the detriment of any of the dissenting categories from the existing legal or contractual priority that would apply in the context of a liquidation, unless there would be a reasonable basis for such a derogation and the relevant creditors or equity holders are not manifestly disadvantaged as a result of such derogation. The creation of classes and new voting mechanics imply that valuation discussions will become increasingly important in the context of reorganization proceedings. Distressed debtors and their creditors may hence need to involve financial advisors at an early stage to avoid challenges and/or protect their interests.

The above essentially describes the so called judicial restructuring by collective agreement of the creditors. The legislation also provides for alternative reorganization procedures, including the amicable settlement between the debtor and one or more of its creditors. Moreover, the court may order a transfer of the debtor’s business in advance of declaring the debtor bankrupt.

A company which, on a sustained basis, has ceased to make payments and whose credit is impaired will be deemed to be in a state of bankruptcy. Within one month after the cessation of payments, the company must file for bankruptcy. If the company is late in filing for bankruptcy, its directors could be held liable for damages to creditors as a result thereof. Bankruptcy procedures may also be initiated on the request of unpaid creditors or on the initiative of the public prosecutor.

Once the court decides that the requirements for bankruptcy are met, the court will establish a date before which claims for all unpaid debts must be filed by creditors. A bankruptcy trustee will be appointed to assume the operation of the business and to organise a sale of the debtor’s assets, the distribution of the proceeds thereof to creditors and the liquidation of the debtor , or the provisional administrator of the debtor’s assets or the liquidator of “main insolvency proceedings” opened in another EU member state (other than Denmark) in accordance with the EU Insolvency Regulation.

Payments or other transactions (as listed below) made by a company during a certain period of time prior to that company being declared bankrupt (the “suspect period”) (période suspecte/verdachte periode) can be voided for the benefit of the creditors. The court will determine the date of commencement and the duration of the suspect period. This period starts on the date of sustained cessation of payment of debts by the debtor. The court can only determine the date of sustained cessation of payment of debts if it has been requested to do so by a creditor proceeding for a bankruptcy judgment or if proceedings are initiated to that effect by the bankruptcy receiver or by any other interested party. This date cannot be earlier than six months before the date of the bankruptcy judgment, unless a decision to dissolve the company was made more than six months before the date of the bankruptcy judgment, in which case the date could be the date of such decision to dissolve the company. The ruling determining the date of commencement of the suspect period or the bankruptcy judgment itself can be opposed by third parties, such as other creditors, within 15 days following the publication of that ruling in the Belgian Official Gazette.

The transactions which can or must be voided under the bankruptcy rules for the benefit of the bankrupt estate include (i) any transaction entered into by a Belgian company during the suspect period if the value given to creditors significantly exceeded the value the company received in consideration, (ii) any transaction entered into by a company which has stopped making payments if the counter party to the transaction was aware of the suspension of payments, (iii) security interests granted during the suspect period if they intend to secure a debt which existed prior to the date on which the security interest was granted, (iv) any payments (in whatever form, i.e. money or in kind or by way of set off) made during the suspect period of any debt which was not yet due, as well as all payments made during the suspect period other than with money or monetary instruments (i.e. checks, promissory notes, etc.), and (v) any transaction or payment effected with fraudulent intent irrespective of its date.

Following a judgment commencing a bankruptcy proceeding, enforcement rights of individual creditors are suspended (subject to exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral).

Creditors secured by in rem rights which can be enforced on movable assets, such as share pledges, will regain their ability to enforce their rights under the security after the bankruptcy receiver has verified the creditors’ claims.

The insolvency procedures, as described above, are codified in Book XX of the Belgian Code of Economic Law (Wetboek van 28 februari 2013 van economisch recht/Code du 28 février 2013 de droit économique).

The above applies to both the Parent Guarantor and to Cobrew NV.

The debt securities lack a developed trading market, and such a market may never develop. The trading price for the debt securities may be adversely affected by credit market conditions.

Unless specified in the applicable prospectus supplement, the Debt Issuers do not intend to list the debt securities on any securities exchange. There can be no assurance that an active trading market will develop for the debt securities, nor any assurance regarding the ability of holders to sell their debt securities or the price at which such holders may be able to sell their debt securities, even if we were to list a particular issue of debt securities on a securities exchange. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, the relevant Debt Issuer’s or the Parent Guarantor’s financial results, any decline in the relevant Debt Issuer’s or the Parent Guarantor’s creditworthiness and the market for similar debt securities. The trading market for the debt securities will be affected by general credit market conditions, which in recent periods have been marked by significant volatility and price reductions, including for debt issued by investment-grade companies.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

As a foreign private issuer in the United States, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than domestic issuers.

As a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

If, in the future, either Debt Issuer elects to convert to a Delaware limited liability company, such conversion may be treated by the U.S. Internal Revenue Service as a taxable exchange of the debt securities which could have adverse United States federal income tax consequences to U.S. persons who hold the debt securities.

Each of the Debt Issuers may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company, as described below in “Description of Debt Securities and Guarantees—Legal Status of the Issuers” (such event, the “conversion”). Such conversions could result in unfavorable United States federal income tax consequences for certain holders of the debt securities. We do not provide any indemnity to holders of debt securities in respect of this conversion, and, accordingly, would not provide any indemnity for such tax consequences. Please see “Tax Considerations—United States Taxation of Debt Securities” for more information.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Debt securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantees”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

We will not adjust non-U.S. dollar debt securities to compensate for changes in currency exchange rates.

Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

Our debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

If we issue non-U.S. dollar debt securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations made by the exchange rate agent.

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including documents incorporated by reference, contain certain forward-looking statements that involve risks and uncertainties. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, strategy and plans, expectations, projections, or other characterizations of future events or circumstances, are forward-looking statements. In some cases, we use words or phrases such as “will likely result”, “are expected to”, “will continue”, “is anticipated”, “anticipate”, “estimate”, “project”, “may”, “might”, “could”, “believe”, “expect”, “plan”, “potential”, “we aim”, “our goal”, “our vision”, “we intend” and similar expressions to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. You should not place undue reliance on forward-looking statements. Our actual results could differ materially from those suggested by these statements for many reasons, including the risks described above in “Risk Factors”, elsewhere in this prospectus, in “Item 3. Key Information—D. Risk Factors” of the Annual Report, which is incorporated by reference herein, and/or in the other documents we incorporate by reference herein. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•

global, regional and local economic weakness and uncertainty, including the risks of an economic downturn, recession and/or inflationary pressures in one or more of our key markets, and the impact they may have on us, our customers and our suppliers and our assessment of that impact;

•

continued geopolitical instability (including as a result of the ongoing conflict between Russia and Ukraine and in the Middle East, including the conflict in the Red Sea), which may have a substantial impact on the economies of one or more of our key markets and may result in, among other things, disruptions to global supply chains, increases in commodity and energy prices with follow-on inflationary impacts, and economic and political sanctions;

•

financial risks, such as interest rate risk, foreign exchange rate risk (in particular as against the U.S. dollar, our reporting currency), commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, liquidity risk, inflation or deflation, including inability to achieve our optimal net debt level;

•	changes in government policies and currency controls;

•

continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms, including the risk of constraints on financing in the event of a credit rating downgrade;

•

the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, Banco Central do Brasil, Banco Central de la República Argentina, the Central Bank of China, the South African Reserve Bank, Banco de la República in Colombia, the Bank of Mexico and other central banks;

•

changes in applicable laws, regulations and taxes in jurisdictions in which we operate, including the laws and regulations governing our operations and changes to tax benefit programs, as well as actions or decisions of courts and regulators;

•	limitations on our ability to contain costs and expenses or increase our prices to offset increased costs;

•	failure to meet our expectations with respect to expansion plans, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in consumer spending and behavior;

•	changes in pricing environments;

•	volatility in the availability or prices of raw materials, commodities and energy;

•	damage to our reputation or the image and reputation of our brands;

•	difficulties in maintaining relationships with employees;

•	regional or general changes in asset valuations;

•	greater than expected costs (including taxes) and expenses;

•	climate change and other environmental concerns;

•

the risk of unexpected consequences resulting from acquisitions, joint ventures, strategic alliances, corporate reorganizations or divestiture plans, and our ability to successfully and cost-effectively implement these transactions and integrate the operations of businesses or other assets we have acquired;

•	the outcome of pending and future litigation, investigations and governmental proceedings;

•	natural and other disasters, including widespread health emergencies, cyberattacks and military conflict and political instability;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological disruptions, threats to cybersecurity and the risk of loss or misuse of personal data; and

•	our success in managing the risks involved in the foregoing.

Many of these risks and uncertainties are, and will be, exacerbated by the ongoing conflict between Russia and Ukraine and in the Middle East, including the conflict in the Red Sea, and any worsening of the global business and economic environment as a result. Our statements regarding financial risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, inflation and deflation, are subject to uncertainty. For example, certain market and financial risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market or financial risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are subject to the information requirements of the Exchange Act, and accordingly we file reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

The following documents filed with the SEC are incorporated in this registration statement by reference and made a part hereof:

1.	Annual Report on Form 20-F for the year ended 31 December 2023 filed with the SEC on 11 March 2024.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules thereto. These filings are also available to the public on, or accessible through, our website at www.ab-inbev.com. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 16 27 61 11).

ANHEUSER-BUSCH INBEV SA/NV

AB InBev, the parent company of the AB InBev Group, is a publicly traded company, listed on Euronext Brussels, with secondary listings on the Bolsa Mexicana de Valores and the Johannesburg Stock Exchange. AB InBev was incorporated on 3 March 2016 for an unlimited duration under the laws of Belgium under the original name Newbelco SA/NV, and is the successor entity to Anheuser-Busch InBev SA/NV, which was incorporated on 2 August 1977 for an unlimited duration under the laws of Belgium under the original name BEMES. It has the legal form of a public limited liability company (société anonyme/naamloze vennootschap). Its registered office is located at Grand-Place/Grote Markt 1, 1000 Brussels, Belgium, and it is registered with the Register of Legal Entities of Brussels under the number 0417.497.106. Our global headquarters are located at Brouwerijplein 1, 3000 Leuven, Belgium (tel.: +32 16 27 61 11).

AB InBev Group is the world’s largest brewer by volume and one of the world’s top ten consumer products companies by revenue, with a diversified portfolio of well over 500 beer and other malt beverage brands. These include brands with significant international distribution, such as Budweiser, Corona (except in the United States), Stella Artois, Beck’s, Leffe, Hoegaarden and Michelob Ultra; and brands primarily distributed to local markets such as Bud Light in the United States, Modelo Especial, Victoria and Pacifico in Mexico; Skol, Brahma and Antarctica in Brazil; Aguila and Poker in Colombia; Cristal and Pilsen Callao in Peru; Quilmes in Argentina; Jupiler in Belgium and the Netherlands; Franziskaner in Germany; Carling Black Label, Castle Lager, Castle Lite and Hansa Pilsener in South Africa; Hero and Trophy in Nigeria; Safari and Kilimanjaro in Tanzania; Harbin and Sedrin in China; and Cass in South Korea. AB InBev Group also produces and distributes soft drinks, particularly in Central and South America and Africa, and Beyond Beer products, such as Cutwater, NÜTRL Seltzer and Bud Light Seltzer in the United States; NÜTRL Seltzer, Palm Bay, and Mike’s Hard Spirit in Canada; and Brutal Fruit and Flying Fish in South Africa. Our 2023 volumes (beer and non-beer) were 584 million hectoliters and our revenue amounted to USD 59 billion.

ANHEUSER-BUSCH INBEV FINANCE INC.

Anheuser-Busch InBev Finance Inc. was incorporated on 17 December 2012 as a Delaware corporation. Anheuser-Busch InBev Finance Inc. complies with the laws and regulations of the State of Delaware regarding corporate governance. Anheuser-Busch InBev Finance Inc.’s registered office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

Anheuser-Busch InBev Worldwide Inc., was incorporated on 9 July 2008 under the name of InBev Worldwide S.à r.l as a private limited liability company (société à responsabilité limitée) under the Companies Law of 1915. On 19 November 2008, InBev Worldwide S.à r.l. was domesticated as a corporation in the State of Delaware in accordance with Section 388 of the Delaware General Corporation Law and, in connection with such domestication, changed its name to Anheuser-Busch InBev Worldwide Inc. Anheuser-Busch InBev Worldwide Inc. complies with the laws and regulations of the State of Delaware regarding corporate governance. Anheuser-Busch InBev Worldwide Inc.’s registered office is located at 1209 Orange Street, Wilmington, Delaware 19801.

THE GUARANTORS

AB InBev will guarantee the debt securities, on an unconditional, full and irrevocable basis. In addition, one or more of Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch InBev Finance Inc., which are direct or indirect subsidiaries of AB InBev, may, as specified in the applicable prospectus supplement, jointly and severally guarantee the debt securities of a particular series, on an unconditional, full and irrevocable basis, subject to certain limitations described in “Description of Debt Securities and Guarantees”. In addition, AB InBev and such subsidiaries are obligors under our senior debt facilities agreements and certain other indebtedness of the AB InBev Group, as described in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from any sales by us of the securities offered under this prospectus and an accompanying prospectus supplement to provide additional funds for general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in the prospectus supplemental relating to a specific offering.

We will not receive any proceeds from the sale of our ordinary shares, directly or in the form of American Depositary Shares, by any selling shareholder. We may pay certain expenses (such as fees and expenses of our counsel and accountants) in connection with sales of our ordinary shares or American Depositary Shares by selling shareholders. Unless otherwise indicated in an accompanying prospectus supplement, we will not bear any underwriting discounts and selling commissions, stock transfer taxes, fees and expenses of a selling shareholder’s counsel, SEC registration fees or similar selling expenses incurred in connection with the offering of our ordinary shares, directly or in the form of American Depositary Shares, by any selling shareholder.

CAPITALIZATION AND INDEBTEDNESS

The following table shows our cash and cash equivalents, capitalization and indebtedness as of 31 December 2023 and on an as adjusted basis to give effect to (i) the issuance of $200 million of commercial paper and (ii) the repayment of $116 million of unsecured bonds maturing on 12 January 2024. This information reflects only the adjustments detailed in the foregoing sentence and should be read in conjunction with the consolidated financial statements of AB InBev Group (and the accompanying notes) incorporated by reference into this prospectus.

	As of 31 December 2023	As adjusted
	(USD million, audited)	(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts(1)(2)	10,314	10,398

Current interest-bearing liabilities	3,987	4,071
Unsecured bond issues(2)	2,514	2,398
Lease liabilities	703	703
Secured bank loans	392	392
Unsecured bank loans	182	182
Unsecured other loans	196	196
Commercial papers(1)	—	200
Non-current interest-bearing liabilities	74,163	74,163
Unsecured bond issues	71,896	71,896
Lease liabilities	2,126	2,126
Unsecured other loans	119	119
Secured bank loans	23	23

Total interest-bearing liabilities	78,150	78,235

Equity attributable to our equity holders	81,848	81,848
Non-controlling interests	10,828	10,828

Total Capitalization:	170,826	170,911

Notes:

(1)	After 31 December 2023, our commercial paper increased by an amount of $200 million and our cash and cash equivalents, less bank overdrafts, increased by $200 million.
(2)

After 31 December 2023, we repaid at maturity $116 million of our unsecured bonds maturing on 12 January 2024, which decreased our current unsecured bond issues and our cash and cash equivalents, less bank overdrafts, by $116 million.

LEGAL OWNERSHIP OF DEBT SECURITIES

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds debt securities in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Global Securities

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global securities should be aware that:

•	they cannot get debt securities registered in their own name;

•	they cannot receive physical certificates for their interests in debt securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “—Street Name and Other Indirect Holders”;

•

they may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•

the depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the sections entitled “Legal Ownership—Street Name and Other Indirect Holders; Direct Holders”.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•	when an Event of Default has occurred and has not been cured. Defaults are discussed below under “Description of Debt Securities and Guarantees—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the sub-section entitled “—Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures. The form of indenture relating to debt securities to be issued by ABIFI (the “ABIFI Indenture”) is a form of contract among ABIFI, as issuer, AB InBev, as the Parent Guarantor, Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, ABIWW, as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee. The indenture relating to debt securities to be issued by ABIWW (the “ABIWW Indenture”) is a contract among ABIWW, as issuer, AB InBev, as the Parent Guarantor, Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, ABIFI, as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee. This summary is subject to, and qualified by reference to, all of the definitions and provisions of each indenture, any supplement to an indenture and each series of debt securities. We may issue as many distinct series of debt securities under each indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

AB InBev will, and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and ABIWW may, act as guarantors of the debt securities issued under the ABIFI Indenture. AB InBev will, and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and ABIFI may, act as guarantors of the debt securities issued under the ABIWW Indenture.

The guarantors of each series of debt securities will be specified in the applicable prospectus supplement and pricing agreement relating to the series. The guarantee is described under “Guarantee” below. Each indenture and its associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. Copies of the indentures are filed with the SEC as an exhibit to our registration statement. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how to obtain a copy.

Neither indenture limits the amount of debt securities that we may issue. We may issue the debt securities in one or more series. We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement, supplemental indenture and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will, to the extent applicable, describe the following terms of the series:

•	the issuer of the debt securities;

•	the title of the debt securities;

•	any guarantors of the debt securities (in addition to AB InBev);

•	the price or prices at which the debt securities will be offered;

•	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	whether the series of debt securities are fixed rate debt securities, variable rate debt securities or indexed debt securities;

•	any stock exchange on which we will list the series of debt securities;

•	the person to whom any interest on a debt security of the series will be payable if other than the person in whose name the security is registered;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

•	the date or dates on which such interest, if any, on the series of debt securities will be payable, and the regular record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any of the debt securities of the series may be redeemed, in whole or in part, at the option of the relevant issuer;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•	the manner in which the amount of principal of or any premium or interest on any debt securities will be determined if the such amount may be determined with reference to an index or other formula;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•

if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•

if the principal amount payable at the “Stated Maturity” of any debt securities is not determinable prior to such date, the amount which will be deemed to be the principal amount of such debt securities as of any such date;

•	the applicability of the provisions described below under “—Discharge and Defeasance”;

•

if the series of debt securities will be issuable in whole or part in the form of a global security as described later under “Legal Ownership—Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any additions to or changes in the covenants and the events of default described later under “—Events of Default”; and

•	any other terms of the series of debt securities that are not inconsistent with the provisions of the relevant indenture.

Holders of debt securities have no voting rights except as explained below under “—Modifications and Amendment” and “—Events of Default”.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “—Additional Mechanics—Payment and Paying Agents”. See “Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue debt securities in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities above under “Legal Ownership”.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Type of Security

We may issue fixed rate debt securities, variable rate debt securities or indexed debt securities. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless the applicable prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Variable Rate Debt Securities

A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or ..0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder’s option.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors— Risks Relating to Indexed Debt Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Tax Considerations—United States Taxation of Debt Securities—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.—United States Holders—Original Issue Discount” and “Tax Considerations—United States Taxation of Debt Securities—Debt Securities Issued by Anheuser-Busch InBev Finance Inc.—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Anheuser-Busch InBev Finance Inc.

•	Brandbev S.à r.l.

•	Brandbrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement. The issuer of a particular series of debt securities will not act as a Subsidiary Guarantor for that series.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors”.

All such Guarantees are set forth in each indenture, or a supplement thereto, and may take the form of a guarantee to be endorsed on a particular series of debt securities or a global guarantee that applies to multiple series of debt securities under an indenture. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the debt securities in accordance with each indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee and such Subsidiary Guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time its Guarantee of the debt securities is terminated, (i) (for so long as any commitments remain outstanding under the SLL Revolving Facility) the relevant Subsidiary Guarantor is or has been released from its guarantee of the SLL Revolving Facility (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the SLL Revolving Facility, and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009, 16 October 2009, 16 December 2016 and 4 April 2018, and the indentures supplemental thereto, in each case between ABIWW, as issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (B) the debt securities issued pursuant to the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between ABIFI, as issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (C) the debt securities issued pursuant to the indenture dated 13 November 2018, and the indentures supplemental thereto, between Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies LLC, as issuers, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (D) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (E) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released; provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, Brandbrew S.A. and/or Brandbev S.à r.l., whose guarantees are subject to certain limitations described below, shall be entitled to terminate its Guarantee, and the trustee under each indenture shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under each indenture, in the event that Brandbrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à

r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations”, accounted in aggregate for less than 0.1% of the total consolidated Normalized EBITDA of the AB InBev Group for the year ended 31 December 2023 and less than 0.1% of the total consolidated debt of the AB InBev Group as of 31 December 2023.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the debt securities to be issued under the Indentures and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below).

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance (assistance financière) as contained in articles 430-19 or 1500-7, as applicable, of the Companies Law of 1915.

“Other Guaranteed Facilities” means:

(1)	any debt securities issued by Anheuser-Busch Companies, LLC under any of the following indentures:

(a)

the Indenture, dated August 1, 1995, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(b)

the Indenture, dated July 1, 2001, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(c)

the Indenture, dated October 1, 2007, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee;

(2)	the SLL Revolving Facility;

(3)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €40,000,000,000 (originally €15,000,000,000) Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time;

(4)

any debt securities guaranteed by Brandbrew S.A., Brandbev S.à r.l. under the A$3,000,000,000 Medium Term Note Program issued by Anheuser-Busch InBev Worldwide Inc. originally entered into on 14 November 2016, as the same may be amended from time to time;

(5)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 12 January 2009, 16 October 2009, 16 December 2016 and 4 April 2018 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee;

(6)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around June 6, 2011, as amended and restated on or around 20 August 2014 and further amended and restated on or around November 18, 2019;

(7)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee;

(8)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indenture dated 13 November 2018, and the indentures supplemental thereto, between Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies LLC, as issuers, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; and

(9)	any refinancing (in whole or part) of any of the above items for the same or a lower amount.

Redemption

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the redemption price, or if not ascertainable, the manner of calculation thereof;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price;

•	the CUSIP number or numbers, if any, with respect to the debt securities; and

•	that the redemption is for a sinking fund, if such is the case.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate or in the case of global securities in accordance with the applicable procedures of the clearing systems.

If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date.

A notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed). We will provide written notice to the trustee prior to the close of business two business days prior to the applicable redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each Holder.

Additional Mechanics

Form, Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to certain restrictions outlined in each indenture, you may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

Payments Due in Other Currencies

We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the applicable prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Notices regarding the debt securities will be valid if given in writing and mailed, first-class postage prepaid, to each holder affected by the relevant event, at such holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, as the case may be. After that two-year period, you may look only to the relevant Debt Issuer for payment and not to the trustee, any other paying agent or anyone else.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under each indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may, in the circumstances set out in Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), thereafter be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Regarding the Trustee, Paying Agent, Transfer Agent and Registrar

For a description of the duties and the immunities and rights of any trustee, paying agent, transfer agent or registrar under each indenture, reference is made to such indenture, and the obligations of any Trustee, paying agent, transfer agent and registrar to the Holder are subject to such immunities and rights.

Legal Status of the Debt Issuers

Each of the Debt Issuers may at any time after the date of this prospectus, in its sole discretion, convert from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law or any other applicable law that provides that the limited liability company resulting from such conversion shall be deemed to be the same entity as the corporation. Each Debt Issuer may so convert without being required to give any notice to Holders or advance notice to the Trustee. It is possible that such a conversion could be treated as a taxable exchange for United States federal income tax purposes. In that case, we would not provide any indemnity for the tax consequences arising from such a conversion. For more information on the U.S. federal income tax consequences of such a conversion, please see “Tax Considerations—United States Taxation of Debt Securities—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.—United States Holders—Substitution of a Debt Issuer and Discharge of Indenture” and “Tax Considerations—United States Taxation of Debt Securities—Debt Securities Issued by Anheuser-Busch InBev Finance Inc.—United States Holders—Substitution of a Debt Issuer and Discharge of Indenture”.

Modifications and Amendment

Each Debt Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities then outstanding under such indenture (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the currency of payment of principal of, or interest on, any debt security, or change the Debt Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the debt securities then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each debt securities so affected; or (b) reduce the aforesaid percentage of debt securities, the consent of the Holders of which is required for any such agreement, without the consent of all the Holders of the affected series of the debt securities then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the Holders of debt securities of the relevant series (in the respective percentages set forth above) will be required.

Each Debt Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of debt securities only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the debt securities;

•

to evidence the succession of another person to the applicable Debt Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of that Debt Issuer or any of the Guarantors, pursuant to an indenture and the debt securities;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of an indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the applicable Debt Issuer or the Guarantors, for the benefit of the holders of all or any series of the debt securities issued under the applicable indenture, or to surrender any rights or powers conferred on such Debt Issuer or the Guarantors in such indenture;

•

to add any additional events of default for the benefit of the Holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of Holders, stating that such additional events of default are expressly being included solely for the benefit of such series);

•

to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

•

to modify the restrictions on and procedures for resale and other transfers of the debt securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of debt securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of debt securities, the rights and obligations of the Guarantors and the holders of the debt securities of such series, the form or forms of the debt securities of such series and such other matters in connection therewith as the Debt Issuers and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of debt securities of such series to waive any such event of default;

•

to cure any ambiguity or to correct or supplement any provision contained in an indenture, any series of debt securities or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under an indenture or under any supplemental agreement as the Debt Issuers may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the debt securities of any series and create and issue additional debt securities having identical terms and conditions as the debt securities of such series (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding debt securities;

•

to add any Subsidiary of the Parent Guarantor as a Guarantor or a co-issuer with respect to any series of notes, or to convert a Guarantor into a co-issuer with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee and provided in each case that the obligations of any co-issuer will be joint and several with the applicable Debt Issuer;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantee” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantee” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the series of notes affected thereby.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remain outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith; provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon; provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits; provided that the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in, or former state of, the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o); provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	sale-leaseback transactions.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness; provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under that indenture and other agreements relating thereto.

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under each indenture and the debt securities:

(a) Payment Default—(i) The applicable Debt Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the applicable Debt Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the debt securities at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Debt Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided, further, that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b) Breach of Other Material Obligations—The applicable Debt Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the debt securities or an indenture and such default remains unremedied for 90 days after a written notice has been given to such Debt Issuer and the Parent Guarantor by the Trustee or to such Debt Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the debt securities;

(c) Bankruptcy or Insolvency—A court of competent jurisdiction enters a decree or order of relief in respect of the applicable Debt Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary in a bankruptcy or other insolvency proceedings under the applicable laws of their respective jurisdictions of incorporation, or the applicable Debt Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the applicable Debt Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(d) Impossibility due to Government Action—Any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the applicable Debt Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the debt securities and the Guarantees, respectively, and this situation is not cured within 90 days; or

(e) Invalidity of the Guarantees—The Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, then in each and every case, unless the principal of all of the debt securities of such series shall already have become due and payable (in which case no action is required for the acceleration of the debt securities of such series), the Holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by written notice to the applicable Debt Issuer, the Parent Guarantor and the Trustee as provided in the applicable indenture, may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, to be due and payable immediately; provided, however, that if an Event of Default specified in paragraph (c) above with respect to any series of the debt securities at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of a series of debt securities then outstanding may, by written notice to the applicable Debt Issuer and the Trustee as provided in the applicable indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under an indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities of taking such request.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding debt securities of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with each indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Substitution of a Debt Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Debt Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) a Debt Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Debt Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable;

(b)	any successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Debt Issuer is not in default of any payments due under the debt securities and immediately after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Debt Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder); provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Debt Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Debt Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Debt Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Debt Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption — Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Debt Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Debt Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Debt Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Debt Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Debt Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Debt Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Debt Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by a Debt Issuer or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Debt Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to a Debt Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Indemnification of Judgment Currency

To the fullest extent permitted by applicable law, the applicable Debt Issuer and each of the Guarantors will indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under any debt security or Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”), which is other than U.S. dollars and as a result of any variation between (i) the rate of exchange at which the U.S. dollar is converted into the Judgment Currency for the purposes of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Holder on the date of payment of such judgment is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Holder. This indemnification will constitute a separate and independent obligation of each Debt Issuer or each of the Guarantors, as the case may be, and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

Governing Law; Submission to Jurisdiction

The indentures, the debt securities and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Each Debt Issuer and the Guarantors have irrevocably submitted to the non-exclusive jurisdiction of the courts of any U.S. state or federal court in the Borough of Manhattan in The City of New York, New York with respect to any legal suit, action or proceeding arising out of or based upon the applicable indenture, debt securities or Guarantees.

Definitions

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries other than Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Debt Issuers and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% or more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor; provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in “Item 5. Operating and Financial Review—E. Results of Operations” in the Annual Report incorporated in this prospectus.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors or persons exercising similar functions (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

Consent to Service

Each indenture provides that we irrevocably designate AB InBev Services LLC, 250 Park Avenue, 2nd Floor, New York, New York 10177 as our authorized agent for service of process in any proceeding arising out of or relating to such indenture or the applicable debt securities or Guarantees brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

A description of AB InBev’s ordinary shares can be found under the heading “Item 10—Additional Information—B. Memorandum and Articles of Association and Other Share Information” in the Annual Report and in Exhibit 2.15 to the Annual Report under the heading “Description of Ordinary Shares”, which descriptions are incorporated by reference herein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of AB InBev’s American Depositary Shares can be found under the heading “Item 12—Description of Securities Other than Equity Securities—D. American Depositary Shares” in the Annual Report and in Exhibit 2.15 to the Annual Report under the heading “American Depositary Shares”, which descriptions are incorporated by reference herein.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale of an undetermined number of ordinary shares, directly or in the form of American Depositary Shares, from time to time by certain selling shareholders to be named in prospectus supplement(s). If the registration statement of which this prospectus forms a part is used by a selling shareholder, information about such selling shareholder, their beneficial ownership of our securities and their relationship with us, if any, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the National Bank of Belgium (Banque Nationale de Belgique / Nationale Bank van België).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

United States Taxation of Debt Securities

This section describes the material United States federal income tax consequences of owning the debt securities we are offering. It applies to you only if you acquire debt securities in the offering and you hold your debt securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the Debt Issuers. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state, or local tax consequences, and tax consequences arising under the Medicare contribution tax or net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are issued in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security (including any additional amounts paid with respect to withholding tax, as described above), whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or “OID”, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service (the “IRS”).

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total non-contingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of ABIWW or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders —Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you will be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement (not including amounts attributable to accrued but unpaid interest, which will be treated as a payment of such interest) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Substitution of ABIWW and Discharge of Indenture

A Guarantor or certain of its subsidiaries, subject to certain restrictions, may assume the obligations of an ABIWW under the debt securities without the consent of the holders. Also, under certain circumstances, ABIWW and the Guarantors will be discharged from any and all obligations in respect of the relevant indenture. Such events in some circumstances may be treated as taxable exchanges for United States federal income tax purposes (though in the case of a substitution of ABIWW, the Parent Guarantor, ABIWW and the Substitute Issuer will indemnify holders for any income tax or other tax (if any) recognized by such holder solely as a result of such substitution—see “Description of Debt Securities and Guarantees—Substitution of ABIWW or Guarantor; Consolidation, Merger and Sale of Assets”). Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences of such events.

Additionally, ABIWW may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company as described above in “Description of Debt Securities and Guarantees—Legal Status of the Issuers” above. Under these circumstances and assuming the debt securities continue to be traded on an established securities market within the meaning of Section 1273 of the Code and the regulations thereunder, the debt securities would be deemed to be re-issued on the date of conversion with an issue price equal to their fair market value at the time of the conversion. There may be other tax consequences to holders in these circumstances. We urge you to consult your own tax advisor. We do not provide any indemnity to holders of debt securities in respect of this conversion, and accordingly, would not provide any indemnity for the tax consequences arising from this conversion.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. The discussion below does not address the tax consequences to a non-United States holder of an investment in a debt security that references directly or indirectly the performance of United States equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

You are a non-United States holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

Interest

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Subject to the discussions of FATCA withholding and backup withholding below, interest (including OID) on a debt security that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of the relevant Debt Issuer’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to the relevant Debt Issuer, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a debt security held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you satisfy the certification requirements described below.

If you are engaged in a trade or business in the United States and interest (including OID) on a debt security is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to United States federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI or applicable successor form. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale and Retirement of the Debt Securities

Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than any amount representing accrued but unpaid interest or OID on the debt security, which will be treated as interest and will generally be subject to the rules discussed above under “Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with your conduct of a trade or business in the United States.

If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a non-United States holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such institutions fail to comply with information reporting requirements. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold debt securities through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United

States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding; provided that the certification requirements described above under “—Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Debt Securities Issued by Anheuser-Busch InBev Finance Inc.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security (including any additional amounts paid with respect to withholding tax, as described above), whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by the Anheuser-Busch InBev Finance Inc. on a debt security and original issue discount, if any, accrued with respect to a debt security (as described below under “—Original Issue Discount”) is income from sources outside the United States and will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated

redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or “OID”, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total non-contingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of ABIFI or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders —Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you will be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement (not including amounts attributable to accrued but unpaid interest, which will be treated as a payment of such interest) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Substitution of ABIFI and Discharge of Indenture

A Guarantor or certain of its subsidiaries, subject to certain restrictions, may assume the obligations of ABIFI under the debt securities without the consent of the holders. Also, under certain circumstances, ABIFI and the Guarantors will be discharged from any and all obligations in respect of the relevant indenture. Such events in some circumstances may be treated as taxable exchanges for United States federal income tax purposes (though in the case of a substitution of ABIFI, the Parent Guarantor, ABIFI and the Substitute Issuer will indemnify holders for any income tax or other tax (if any) recognized by such holder solely as a result of such substitution—see “Description of Debt Securities and Guarantees—Substitution of ABIFI or Guarantor; Consolidation, Merger and Sale of Assets”). Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences of such events.

Additionally, ABIFI may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company as described above in “Description of Debt Securities and Guarantees—Legal Status of the Issuers” above. Under these circumstances and assuming the debt securities continue to be traded on an established securities market within the meaning of Section 1273 of the Code and the regulations thereunder, the debt securities would be deemed to be re-issued on the date of conversion with an issue price equal to their fair market value at the time of the conversion. There may be other tax consequences to holders in these circumstances. We urge you to consult your own tax advisor. We do not provide any indemnity to holders of debt securities in respect of this conversion, and accordingly, would not provide any indemnity for the tax consequences arising from this conversion.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. The discussion below does not address the tax consequences to a non-United States holder of an investment in a debt security that references directly or indirectly the performance of United States equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

You are a non-United States holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

Interest

Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a non-United States holder of a debt security, interest on a debt security paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale and Retirement of the Debt securities

If you are a non-United States holder of a debt security, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a non-United States holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the

United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Luxembourg Taxation of Debt Securities

This summary is based on the laws and regulations in force in Luxembourg at the date of this prospectus and is presented for guidance only. Depending on individual circumstances, the taxation treatment for the holders of debt securities may differ from the guidance below and holders of debt securities should obtain advice from their own tax advisers regarding the tax implications for them of investing, holding and disposing of debt securities and receiving income in respect thereof. This paragraph does not purport to be a complete summary of tax law and case law currently applicable in Luxembourg and does not contain any statement with respect to the tax treatment of payments made by a Luxembourg Guarantor in any other jurisdiction. Furthermore, this paragraph does not address the taxation of a Luxembourg Guarantor in any other jurisdiction.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a withholding tax or a tax of a similar nature refers to Luxembourg tax law and/or concepts only. A holder of the debt securities may not become resident, or deemed to be resident, in Luxembourg by reason only of the holding of the debt securities, or the execution, performance, delivery and/or enforcement of the debt securities.

Withholding tax

Luxembourg non-resident holders of debt securities

There is no withholding tax on payments of principal, premium or interest made in respect of non-participating debt securities to Luxembourg non-resident holders of debt securities, nor on accrued but unpaid interest in respect of these debt securities, nor is any Luxembourg withholding tax payable upon redemption or repurchase of these debt securities held by Luxembourg non-resident holders of debt securities.

Luxembourg resident holders of debt securities

Subject to the law of 23 December 2005, as amended (the “Relibi Law”), there is no withholding tax on payments of principal, premium or interest in respect of non-participating debt securities made to Luxembourg resident holders of debt securities, nor on accrued but unpaid interest in respect of these debt securities, nor is any Luxembourg withholding tax payable upon redemption or repurchase of these debt securities held by Luxembourg resident holders of debt securities.

Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual who is a resident of Luxembourg and beneficial owner of the income will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. In addition, pursuant to the Relibi Law, Luxembourg resident individuals can opt to self-declare and pay a 20% levy on payment of interest or similar incomes made or ascribed by paying agents located in a Member State of the European Union other than Luxembourg or a Member State of the European Economic Area. The 20% levy is final when Luxembourg resident individuals are acting in the context of the management of their private wealth.

United States Taxation of Ordinary Shares and American Depositary Shares

You should read “Taxation—U.S. Taxation” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material United States federal income tax consequences of the ownership and disposition of AB InBev’s ordinary shares and American Depositary Shares.

Belgian Taxation of Ordinary Shares and American Depositary Shares

You should read “Taxation—Belgian Taxation” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material Belgian tax consequences of the ownership and disposition of AB InBev’s ordinary shares and American Depositary Shares.

Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or through underwriters, dealers and/or agents, directly to purchasers, through a combination of any of these methods or through any other method permitted by applicable law described in a prospectus supplement. The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices.

The prospectus supplement relating to any offering will describe the terms of the offering of the securities, including, to the extent applicable:

•	any underwriters, dealers or agents involved in the sale of the securities and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price or purchase price of the securities;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us or any selling shareholder;

•	any discounts, concessions and commissions to be allowed or paid to agents or underwriters and any other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers;;

•	the net proceeds from the sale of the securities; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale of securities being offered by this prospectus, they will acquire the securities for their own account and they may effect the distribution of the securities from time to time in one or more transactions. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the sale of securities being offered by this prospectus, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also designate agents to solicit offers to purchase the securities from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us, the applicable selling shareholder or the purchasers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them on the sale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We or a selling shareholder may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for a selling shareholder, us or our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s website.

We will furnish to the Trustee referred to under “Description of Debt Securities and Guarantees” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the Trustee certain interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the Trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus. Neither we nor any selling shareholder take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

VALIDITY OF SECURITIES

Unless otherwise stated in the applicable prospectus supplement, (i) Sullivan & Cromwell LLP, our U.S. counsel, will pass upon the validity of the debt securities and guarantees as to certain matters of New York law, (ii) Clifford Chance LLP, our Belgian and Luxembourg counsel, will pass upon the validity of the guarantees as to certain matters of Belgian and Luxembourg law, and (iii) Freshfields Bruckhaus Deringer LLP, our Belgian counsel, will pass upon the validity of the ordinary shares as to certain matters of Belgian law. Sullivan & Cromwell LLP may rely on the opinions of Clifford Chance LLP and Freshfields Bruckhaus Deringer LLP as to all matters of Belgian law and Luxembourg law and Clifford Chance LLP and Freshfields Bruckhaus Deringer LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law.

If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, guarantees or ordinary shares may be passed upon for the underwriters by United States, Belgian and Luxembourg counsel for the underwriters specified in the related prospectus supplement. If no Belgian or Luxembourg counsel is specified, such U.S. counsel to the underwriters may also rely on the opinions of Clifford Chance LLP and Freshfields Bruckhaus Deringer LLP as to certain matters of Belgian and Luxembourg law covered therein.

EXPERTS

Our consolidated financial statements as of and for the years ended 31 December 2023 and 2022, and for the three years ended 31 December 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of 31 December 2023 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended 31 December 2023, have been so incorporated in reliance on the report of PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL (Diegem, Belgium) is a member of the Institut des Réviseurs d’Entreprises / Instituut der Bedrijfsrevisoren.

Consent to the inclusion in this prospectus of the report by PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL has been filed as Exhibit 23.1.

EXPENSES

The following is a statement of the expenses (all of which are estimated) to be incurred in connection with the sale and distribution of securities being registered hereby, all of which will be borne by us, provided, however that if the registration statement of which this prospectus forms a part is used for an offering of ordinary shares or American Depositary Shares by a selling shareholder, all or a portion of these expenses may be payable by such selling shareholder. See “Use of Proceeds” in this prospectus for additional details.

SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accountants’ fees and expenses	$(2)
Trustee fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)

The registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

(2)

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be calculated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement, together with the portion of such amount to be borne by a selling shareholder, if applicable.

35,000,000 Ordinary Shares

Ordinary Shares

(Including Ordinary Shares represented by American Depositary Shares)

Prospectus Supplement

Morgan Stanley	J.P. Morgan

     , 2024